As filed with the Securities and Exchange Commission on

                                 October 26, 2004

                                REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         ROYAL CAPITAL MANAGEMENT, INC.
                 (Name of Small Business Issuer in its Charter)

      New Jersey                              3272                      22-3276909
     -------------                        -------------               -------------
(State or other jurisdiction        (Primary Standard Industrial     (I.R.S. Employer
             of                      Classification Code Number)      Identification No.)
incorporation or organization)

                                 325 Flower Lane
                          Morganville, New Jersey 07751
                                 (201) 697-7887
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                YAN JACOB RUSANOV
                                    PRESIDENT
                         ROYAL CAPITAL MANAGEMENT, INC.
                                 325 FLOWER LANE
                          MORGANVILLE, NEW JERSEY 07751
                                 (201) 697-7887
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM   AMOUNT OF
 TITLE OF EACH CLASS OF                                     OFFERING PRICE      AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED      PER SHARE           OFFERING PRICE     FEE
----------------------------   -----------------------      ----------------    ----------------   ------------
Common Stock, par value              2,331,410                 $.25             $  582,853          $ 73.85
$.0001 per share (1)

Common Stock, par value
$.0001 per share (2)                16,000,000                 $.25             $4,000,000          $506.80
                                                                                -----------         --------
Total                               18,331,410                                  $4,582,853          $580.65


(1) Represents Selling Security Holders shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

(2) Represents shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED         , 2004

                         ROYAL CAPITAL MANAGEMENT, INC.

                        16,000,000 SHARES OF COMMON STOCK
            2,331,410 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 16,000,000 shares of our common stock at $0.25 per share. In addition, our selling security holders are offering to sell 2,331,410 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this prospectus is ________________, 2004

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering; therefore, funds will not be placed in an escrow or similar account. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

This prospectus also relates to the resale by the selling stockholders of up to 2,331,410 shares of common stock. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the 16,000,000 shares.

                                TABLE OF CONTENTS


ABOUT US............................................................4

RISK FACTORS........................................................5

USE OF PROCEEDS.....................................................8

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS............9

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION...........10

BUSINESS............................................................18

LEGAL PROCEEDINGS...................................................27

MANAGEMENT..........................................................28

PRINCIPAL STOCKHOLDERS..............................................30

DILUTION............................................................31

SELLING STOCKHOLDERS................................................32

PLAN OF DISTRIBUTION................................................33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......................35

DESCRIPTION OF SECURITIES...........................................35

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE.................................35

TRANSFER AGENT......................................................36

EXPERTS.............................................................36

LEGAL MATTERS.......................................................36

FINANCIALS..........................................................36

RECENT SALES OF UNREGISTERED SECURITIES...........................II-2

                                    ABOUT US

                     HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of New Jersey on January 11, 1994. We are a multi-project management company. Through our wholly-owned subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own a ready-mix concrete plant. We expect that this will be one of the biggest ready-mix plants in terms of physical capacity, production technology and product quality in the United Arab Emirates.

In addition, we plan to develop, operate and distribute the following: (1) development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer; and (2) production, marketing and distribution of gourmet bread products in the East Coast of the United States of America.

                              WHERE YOU CAN FIND US

We are located at 325 Flower Lane, Morganville, New Jersey 07751. Our telephone number is (201) 697-7887 and our facsimile number is (732) 617-8658.

                            SECURITIES OFFERED BY US

We are offering a maximum amount of 16,000,000 shares of common stock, $.0001 par value, at $0.25 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. You will be purchasing our shares from us and not our selling security holders.

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to Royal Capital Management, Inc. and not to the selling shareholders.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE

We were incorporated in January 11, 1994, in the State of New Jersey. Our future success or failure of our three diverse operations can not be determined. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

     - our ability to receive and maintain new buyers and orders for our concrete produced in Abu Dhabi, United Arab Emirates.
     - our ability to develop software for teaching American English as a second language and receiving buy orders for this software.
     - our ability to find and maintain new customers for gourmet bread on the East Coast of the United States.
     - our ability to raise the capital necessary to meet the costs of salary, production, and marketing required and anticipated for the three (concrete plant, software for teaching American English, and gourmet bread) projects.
     - our ability to anticipate and manage any regulatory developments, social or economic changes, and terrorist threats in the United Arab Emirates and the United States.

Based upon current plans, we expect to incur operating losses in the immediate future. This will happen because there are expenses associated with the expected addition of more employees, office space, and production facilities. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR THREE VENTURES ARE NEW, AND THUS WE DO NOT HAVE SIGNIFICANT CAPITAL; THEREFORE, WE MAY GIVE PREFERENCE TO ONE PROJECT BEFORE THE OTHER TWO PROJECTS AND AS A RESULT MAY NOT BE ABLE TO PURSUE OUR ENTIRE BUSINESS PLAN.

Our three ventures are new and thus we do not have significant capital for these projects. In addition, since this offering is a "best efforts" offering, we may decide to use the funds received to aid one project over the other, and thus negatively impact the growth of one or all of the projects.

SINCE THERE IS NO MINIMUM PURCHASE REQUIREMENT IN THIS OFFERING, WE MAY RECEIVE ONLY PARTIAL PROCEEDS FROM THIS OFFERING, WHICH WILL NOT ALLOW US TO ATTAIN OUR INTENDED USE OF PROCEEDS AND CAUSE AN INVESTOR TO POSSIBLY LOSE SOME OR ALL OF HIS INVESTMENT

There is no minimum purchase requirement in this offering. Therefore, we may only receive a partial amount of the intended offering. If we do not receive the full amount of proceeds from this offering, we may not be able to attain our intended use of proceeds, specifically, monies needed for commissioning and start up of the Ready-mix plant in Abu Dhabi, product development and marketing of the English Software Teaching Program, and start up of the Gourmet Bread operation on the Eastern Coast of the United States. In addition, we may not even be able to pay the costs of this registration statement. This would affect our ability to grow our business. Any investor may lose some or all of his or her investment in the event that insufficient funds are raised and we are unable to grow our business.

WE ARE ONE OF THE READY-MIX CONCRETE PRODUCERS AMONGST MANY IN ABU DHABI AND WE MAY LOSE BUSINESS TO OUR COMPETITORS, HAVE LOWER REVENUES, GROSS MARGINS AND OPERATING INCOME

There are a number of producers of ready-mix concrete presently in Au Dhabi. In the future, it is possible that their quality and production might improve and be superior to ours. Their improvements may cause us to lose our existing client base and also reduce our ability to get new clients We continue to experience intense competition across all markets for our products and services. These competitive pressures may result in decreased sales volumes, price reductions, and/or increased operating costs, such as for marketing and sales incentives, resulting in lower revenues, gross margins and operating income.

CERTAIN STATES MAY NOT ALLOW SALES OF OUR COMMON SHARES AND INVESTORS MAY BE REQUIRED TO HOLD THEIR COMMON SHARES INDEFINITELY

The common shares offered are intended to be qualified or exempt for sale only in a limited number of states. Purchasers of the common shares may move to jurisdictions in which the common shares are not qualified or exempt. No assurances can be given that we will be able to effect any required qualification or that any exemption will be available permitting a purchaser to sell his common shares, and, as a result, such common shares may be required to be held indefinitely.

SALES BY SELLING SECURITY HOLDERS BELOW THE $.25 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, it may be difficult to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY BASED ON THE NUMBER OF SHARES WE ARE REGISTERING FOR SELLING SECURITY HOLDERS AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM

We do not know the extent to which the market for our shares of common stock will expand or contract upon the resale of the shares registered under this prospectus. Therefore, your ability to resell your shares may be limited. Actions or announcements by our competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in our financial results, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD NEGATIVELY AFFECT US

Yan Jacob Rusanov , our President, Yevsey D. Zilman, Vice President Yuli Ginzburg, our Vice President and Andrey Kharlanov, the general manager of our City Mix plant in Abu Dhabi, are important to our success. If they become unable or unwilling to continue in their present positions, our business and financial results could be materially negatively affected.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next 12 months. In particular, we intend to increase personnel to handle our anticipated growth resulting from future sales. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

NO DIVIDENDS AND NONE ANTICIPATED

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the additional 16,000,000 shares of our common stock at a price of $0.25 per share are estimated to be $4,000,000 The proceeds, if any, may be significantly less than $4,000,000, and there is the possibility that the proceeds may not be sufficient to cover the costs associated with this offering. We expect to use the net proceeds from this offering for the purposes described in the table below. Any gross proceeds will be used first to pay the offering expenses of $102,500.00. Any gross proceeds after the offering expenses will be prorated equally among the other items listed in the table below. We have agreed to bear the expenses relating to the registration of our own shares as well as the shares for the selling security holders.


Gross Proceeds                                                           $4,000,000
Offering Expenses                                                        $  102,500

USE OF PROCEEDS

Commissioning and start-up of the ready-mix concrete plant
----------------------------------------------------------

Stage 1

1. Purchase of two concrete pumps                                        $  700,000
2. Purchase of raw materials                                             $  330,000
3. Settlement with First Gulf Bank                                       $  230,000
4. General and administrative expenses, including
    employment of plant personnel                                        $  200,000
5. Computer control systems                                              $   89,000
6. Testing and commissioning                                             $   70,000
7. Connection of permanent water and electricity                         $   58,000
8. Aggregate silos modification                                          $   48,000
9. Purchase of pick-up vehicles                                          $   30,000
10. Workshop equipment, tools, furniture                                 $   30,000
11. Telephones, network, miscellaneous                                   $   15,000
Sub-Total                                                                $1,800,000

Stage 2

1. Purchase of seven transit mixers                                      $  560,000
2. Purchase of one concrete pump                                         $  350,000
3. Purchase of raw materials                                             $  150,000
4. General and administrative expenses, including
   employment of plant personnel                                         $  110,000
5. Purchase of pick-up vehicles                                          $   30,000
Sub-Total                                                                $1,200,000

Total for Stage 1 and Stage 2                                            $3,000,000

Program for teaching American English as a second language
----------------------------------------------------------

1. Product development                                                   $   55,000
2. Legal support                                                         $   40,000
3. Contractual support                                                   $   25,000
4. Professional fees                                                     $   20,000
5. Administrative costs                                                  $   10,000

Total                                                                    $  150,000

                                       8


Production of gourmet bread products
------------------------------------

Freezer                                                                  $   15,000
Refrigerator                                                             $   10,000
Proof Box (Steam Generation)                                             $   10,000
Ovens (2)                                                                $   60,000
Dough Dividers                                                           $    6,000
Delivery Vans (2) (used) (3)                                             $   20,000
Dough Sheeter/ Roller                                                    $    7,000
Racks, Bins, Tables, Trays, Etc                                          $   15,000
Ingredients (2 Months forward)                                           $   25,000
Packaging Supplies (2 Months forward)                                    $    5,000
Salary Workers (2 Months forward)                                        $   20,000
Salary Drivers (2 Months forward)                                        $   10,000
Salary Salespeople (3 Months forward)                                    $   15,000
Rent (6 Months forward)                                                  $   30,000
Legal, Zoning, etc                                                       $    1,500
Moving, delivery, setup                                                  $    3,000
Purchase of trademark, artwork, recipes, clientele, supply               $   95,000

Total                                                                    $  347,500

Working Capital and General Corporate Purposes                           $  400,000

Gross Proceeds                                                           $4,000,000

Less Offering Expenses                                                   $  102,500

Net Proceeds                                                             $3,897,500

                         DETERMINATION OF OFFERING PRICE

The price of $0.25 per share for the offering of 16,000,000 shares has been determined at random and with the likelihood of acceptance by investors.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any recognized securities exchanges. Thus there is no available market to sell our shares. Upon this registration statement being declared effective, we intend to have a registered broker-dealer file a Form 211 with the NASD for the purpose of obtaining a quote on the OTC Bulletin Board. As of October 20, 2004, based on our records, we had 57 shareholders holding 42,600,000 shares of our common stock.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of October 20, 2004 , with respect to compensation plans under which our equity securities are authorized for issuance:



                                   (a)                      (b)                  (c)

                           --------------------   --------------------   -------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon       Weighted-average      under equity
                           exercise of             exercise price of     compensation plans
                           outstanding options,    outstanding options,  (excluding securities
                           warrants and rights     warrants and rights   reflected in column (a))
                           --------------------   --------------------   -------------------
Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

     Total                      None


                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

                                    OVERVIEW

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

COMPANY'S OVERVIEW
------------------

We commenced our activities on January 11, 1994. We are currently specializing in multi-project management. As a result of the merger with City Mix Management, Inc. in December 2003, we acquired City Mix LLC, a company incorporated in Abu Dhabi, the United Arab Emirates, which owns a ready-mix concrete plant. In City Mix LLC, we own 49% (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC. Total assets of City Mix LLC as of December 31, 2003 were $4,018,404.

In the years to follow, we are planning to develop our activities in three major business segments:

(1) commissioning, start up and operation of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates;
(2) development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer; and
(3) production, marketing and distribution of gourmet bread products in the East Coast of the United States of America.

Commissioning, start up and operation of our ready-mix concrete plant in Abu
----------------------------------------------------------------------------
Dhabi, the United Arab Emirates
-------------------------------

We are planning to develop this project through our subsidiary City Mix LLC. The United Arab Emirates and the Emirate of Abu Dhabi, in particular, have attracted multi-billion dollar investments, including foreign capital investments, for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. In the next few years, Abu Dhabi expects local and foreign investments to invest at least $10 billion into emerging industrial zones (`Abu Dhabi Economy', Issue 381, March 2004). The ready-mix concrete share in Abu Dhabi is expected to consume about 25% of the investments. All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used, construction material.

Our ready-mix concrete plant comprising two batching plants is a brand new state-of-the-art technology and set of machineries capable of producing fresh concrete of any type in strict accordance with the highest international quality standards. As of today, the project is in its very final stage. We believe that, based on a number of technological advantages incorporated in our plant and a balanced market entry strategy, we will be able, once the plant operation commences, to offer more competitive prices to customers maintaining the highest standards of quality, production capacity and delivery.

Our management is responsible for the overall executive management and control of the project. In Abu Dhabi, the day-to-day management of the operations will be carried out by City Mix LLC. The project will be realized in two stages. Stage 1 is commissioning and operation of the first batching plant; and Stage 2 is commissioning and operation of the second batching plant. To facilitate the start-up of the plant, we are planning to spend about $3,000,000, which will be used mostly to finance the commissioning of the plant, purchase of initial quantities of raw materials, employment of production and administrative personnel and acquisition of additional technological and transportation equipment.

Development, marketing and distribution, on a worldwide basis, of a program for
-------------------------------------------------------------------------------
teaching American English as a second language with the aid of a personal
-------------------------------------------------------------------------
computer.
---------

With this project, we are planning to develop our activities internationally within the educational sector. Our purpose is to establish long-term commercial presence in this international market and to develop a number of educational projects and activities in various parts of the world.

For this purpose we will start with developing, marketing and distribution of a computer software product designed for teaching foreign languages, based on the technology, which we acquired in 2002 under a contract with YZ Business Consulting. This technology is the latest development in modern teaching techniques for self-studying of foreign languages with the aid of a personal computer. For this technology, Provisional Patent Application of 07/03/2003 has been filed with the United States Patent and Trademark Office and it is now being registered with the US and international patent authorities pursuant to a contract dated February 15, 2003 between us and Edward D. Pergament, Registered Patent Attorney, Reg. # 43,346.

We are planning to develop a software product designed to teach American English as a second/foreign language to non-English speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The product is used for self-studying and ensures reliable memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 4,000 most frequently used words and word expressions. It will be followed by creation of other products, which will ensure development of good command of American English allowing students to pass the entrance examinations at US educational institutions.

To ensure high performance of the program we have cooperated with major international companies such as AT&T and Clipart to complete the program with high quality components. In order to develop specialist teaching materials for the program in special format to meet the method requirements, a number of highly qualified language experts have been involved including the leader of one of the organizations affiliated with TESOL. This organization is known as TESOL Ukraine (Teachers of English to Speakers of Other Languages in Ukraine), an affiliate of the International Association. TESOL, Inc. (Teachers of English to Speakers of Other Languages) has its headquarters in Alexandria, Virginia. As of today, a demonstration version of the program has been developed.

The initial stage of the project will be carried out in a number of regions of the world carefully selected by us based on our cooperation and relationship with key market players, as well as our own business presence in such areas. We will require $150,000 in financing in order to develop and commence commercial production, marketing and distribution of the software product of the program.

Production, marketing and distribution of gourmet bread products in the East
----------------------------------------------------------------------------
Coast of the United States of America.
--------------------------------------

We are planning to create a new baking enterprise in cooperation with Jake's Bakes Challah Works ("Jake's"), a bakery currently owned and operated by the Rusanov Corp., which in turn is owned by our President, Y. Jacob Rusanov. Today Jake's produces, markets and distributes gourmet bread products made with a "Challah" dough base. During the last thirty months that Jake's has been conducting its operations, it has a clientele based in New York City and its suburbs. Our management wants to expand production and distribution to allow consumers in NYC, Long Island, Philadelphia, Boston and other parts of the country to have an opportunity to purchase Jake's products.

Currently Jake's produces twelve items and our plan is to introduce an additional five products. All Jake's products contain the O.K. kosher supervision symbol, which is recognized throughout the US and the world as the strictest and most reliable such service. Jake's products not only stand up to the strictest levels of Kashruth they are also appropriate for vegetarian, vegan and Muslim diets. Our target audience will be the kosher and non-kosher consumers. Currently Jake's products are sold in large supermarkets such as Shop Rite and Acme/Albertsons. They are also sold in smaller privately managed stores in various New Jersey communities such as Teaneck, Englewood, and Fair Lawn. Negotiations are already underway to introduce Jake's products to Pathmark supermarkets as well as expand the number of Shop Rite stores that carry Jake's.

Since Jake's products have a shelf life of 10 to 14 days, they can be marketed to stores in communities as far as two days driving time from the NYC area. This can give Jake's a reach into such areas as New England, Toronto, Chicago and Florida. Based on assumptions that 80% of the purchasers of Jake's are kosher consumers and 20% are vegan, vegetarian, Muslim or simply enjoy the taste, the target audience is in the millions of consumers. Additionally the kosher consumer is weight conscious, as are all other consumers. Jake's will offer traditional kosher favorites in "Low Carb" varieties.

We are planning to allocate $350,000 to this project, which will be spent mostly to purchase necessary equipment and ingredients, employ the staff and to finance establishment costs.

OPERATING RESULTS for the half yearly period ended on June 30, 2004 and 2003 are
-----------------
as follows:

(All figures are expressed in U.S. Dollars)

                                                                                                 Increase / (Decrease) in
                                                         6/2004                6/2003                       2004
                                                         ------                ------                       ----
Revenue                                                    0                     0                            0
Cost of Revenue                                            0                     0                            0
Gross Profit /(Loss)                                       0                     0                            0
==========================================================================================================================

General and Administrative Expenses                    (135,859)             (127,614)                     (8,245)

Operating Loss before Other Income                     (135,859)             (127,614)                     (8,245)
==========================================================================================================================

Other Income /(Loss)
- Truck rental income net of
  depreciation and other costs                           89,846               140,369                     (50,523)
- Finance Cost                                          (10,056)              (19,895)                      9,839
- Non Operating Income                                   4,223                   61                         4,162
Total Other Income / (Loss)                              84,013               120,535                     (36,522)
==========================================================================================================================

Net Loss                                                (51,846)              (7,079)                     (44,767)
==========================================================================================================================

We are a development stage company that has yet to commence operations of ready mix cement. However, our subsidiary in the United Arab Emirates, City Mix L.L.C., is making use of its 16 cement mixer trucks by renting them to generate additional cash flow. There is a decrease of $50,523 in truck rental income after deducting depreciation on such trucks and other related direct costs in the quarter ending June 30, 2004 from $89,846 compared to $140,369 for the quarter ending June 30, 2003 or a decrease of 36%. The reduction was due to the fact that at the beginning of 2003, our trucks were rented to three different parties at different rental prices. In approximately April 2003, there was only one party left to whom City Mix LLC was renting all 16 trucks at slightly lower rent per truck. The other reason is that in May 2004, management decided not to discount future post dated checks to avoid additional losses on the discounting interest, hence our June 2004 check was not deposited in our bank account but was kept to be cashed on maturity in September 2004.

General and Administrative Expenses: General and Administrative Expenses
-----------------------------------
marginally increased from $127,614 for the quarter ending June 30, 2003 to $135,859 for the quarter ending June 30, 2004 or an increase of $8,245 or 6.46%. This was in line with normal day-to-day operational costs.

Non Operating Income: Non operating income for the quarter ending June 30, 2004
--------------------
was $4,223 comprised mainly of consulting income.

OFF BALANCE SHEET ARRANGEMENTS
------------------------------

We have operating lease commitments for a sublease of land (300 ft x 300 ft) on which the construction plant will be built. In accordance with the laws of the Emirate of Abu Dhabi, the United Arab Emirates, the land on which the construction plant will be built is owned by the Abu Dhabi Municipality and is leased to Mr. Mubarak Al Ahbabi, a UAE national and the partner of City Mix LLC. It is a legal requirement in the UAE for a non-resident entity to have a UAE national in a limited liability company as a partner, otherwise no business is allowed. Subject to an agreement dated November 26, 2000, this land is subleased by Mr. Mubarak Al Ahbabi to City Mix LLC for the duration of the agreement, which is 20 years and renewed upon expiration. The Abu Dhabi Municipality issues one certificate for both lease and sublease of the land. The certificate is automatically renewed by the Abu Dhabi Municipality on an annual basis provided the annual fee is paid. The sublease amount is $13,605 per annum.

We have capital commitment for commissioning of the plant and machinery in the amount of approximately $ 145,000 as of June 30, 2004.

ISSUES AND UNCERTAINTIES
------------------------

Challenges to Business Plan

In the next twelve months, we will concentrate on achieving our goals in implementing our plans to commission and start up our ready-mix concrete plant in Abu Dhabi, United Arab Emirates, to commence the development, marketing and distribution, on a worldwide basis, of the American English teaching software program, and to commence production, marketing and distribution of gourmet bread products in the East Coast of the United States of America.

Each of the three activities is of equal importance to us, but our main efforts will be focused primarily on the ready-mix plant operation. Once the funds are allocated, we intend to start production and sales of concrete within 2-3 months. In this preparatory period we will need to commission the plant, employ necessary personnel, purchase additional equipment and raw materials and establish the operation to match the production and delivery requirements of our potential customers. We are positive that our start-up plan is feasible and will ensure the successful entry into the market.

The American English teaching software and gourmet bread production are relatively new areas of business for us. Nevertheless, we have put substantial effort into developing these two projects and are confident that with further concentration and necessary financial and work input we will be able to implement both projects as planned.

Restricted Cash

Our cash balance as of June 30, 2004 was $695,129. Of this balance, $551,848 was restricted by the Anglo American Bank, a Grenada Corporation (Bank). The Anglo American Bank is undergoing liquidation, which is supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004 and April 5, 2004, we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Cash and cash equivalents as at June 30, 2004 totaled $695,129. This represented a reduction of $ 22,360 from the beginning of the year 2004 and an increase of $225,884 as compared to the period ended June 30, 2003. There was a reduction of $111,741 compared to the six month period ended June 30, 2003. We believe that increased revenues in coming years will generate much improved cash flows allowing us to meet our on-going expenses from our revenue.

Except for our normal day-to-day functioning, there were no changes in cash and cash equivalents for the period. A reduction of the above occurred due to loss for the period. Since negative cash generated from the operating activities of $20,455, a lower amount of $7,532 was invested in acquisition of additional plant and equipment with additional source of funding from bank amounts to $ 5,627.

Management anticipates that our primary uses of capital in the future periods will be allocated to continue to satisfy borrowing obligations and for working capital purposes. Our business strategy is to increase working capital by internal growth through continued hosting of our existing customers, sale of our products, and externally through the sale of potentially dilutive securities. We may also continue to incur debt as needed to meet our operating needs.

As at June 30, 2004, the balance of the loan with the First Gulf Bank was $218,869 and the outstanding balance of the post dated checks discounting arrangement with HSBC Bank of Middle East in the United Arab Emirates was $ 74,741. The current account balance with Anglo American Bank, a Grenada Corporation (Bank) was $ 551,847. The Bank is undergoing liquidation and were notified by the Ministry of Finance by telephone that the Ministry was supervising the process of liquidation of the Bank and the issue of the return of the funds to the depositors. We are hopeful about a positive outcome in this situation.

We do not currently have material commitments for capital expenditures but anticipate entering into such commitments for approximately $1,900,000 to ensure the start-up and the operation of our ready-mix concrete plant and the establishment of production of gourmet bread products in the East Coast of the United States of America provided the necessary funding is raised from public investors.

In the ordinary course of business, we enter into contracts that specify that we will purchase all or a portion of our requirements of a specific product, commodity, or service from a supplier or vendor. These contracts are generally entered into in order to secure pricing or other negotiated terms. They do not specify fixed or minimum quantities to be purchased and, therefore, we do not consider them to be purchase obligations.

Management anticipates that the capital requirements for operations and development for the next twelve months for the three major projects will be $3,600,000, based on cash flow projections.

OPERATING RESULTS for the three years/period ended on December 31, 2003, 2002
-----------------
and 2001 are as follows:

(All figures are expressed in U.S. Dollars)

                                                                                              Increase /
                                                                       Since Inception      (Decrease) in        Increase /
                                       YE : 2003       YE : 2002       to Dec. 31, 2001         2003         (Decrease) in 2002
                                       ---------       ---------       ----------------     --------------    ------------------
Revenue                                   0               0                   0                   0                   0
Cost of Revenue                           0               0                   0                   0                   0
Gross Profit /(Loss)                      0               0                   0                   0                   0
================================================================================================================================

General and Administrative Expenses   (293,347)       (412,676)           (489,321)            119,329              76,645

Operating Loss before Other Income    (293,347)       (412,676)           (489,321)            119,329              76,645
================================================================================================================================

Other Income /(Loss)
================================================================================================================================
- Truck rental income net of           273,573        (93,741)            (243,056)            367,314             149,315
  depreciation and other costs
- Finance Cost                         (39,790)       (44,251)             (34,255)             4,461              (9,996)
- Gain of disposal of Equipment           0            22,055                 0                (22,055)             22,055
- Non Operating Income                  8,561          64,216               3,120              (55,655)             61,096
Total Other Income / (Loss)            242,344        (51,721)            (274,191)            294,065             222,470
================================================================================================================================

Net Loss                               (51,003)       (464,397)           (763,512)            413,394             299,115
================================================================================================================================

We are a development stage company that has yet to commence operations of ready mix cement. However, our subsidiary in the United Arab Emirates, City Mix L.L.C., is making use of its 16 cement mixer trucks by renting them to generate additional cash flow. There is an increase of $ 367,314 in truck rental income after deducting depreciation on such trucks and other related direct costs in the year ending 2003 over the year ending 2002 of $149,315 or an increase of 246%. Per management's view, this will not be a significant portion of our future income. In the year ending 2002, the renting of truck mixers was begun at the later part of the year while in the year ending 2003, such activity was there for the full year.

General and Administrative Expenses: General and Administrative Expenses
-----------------------------------
decreased from $412,676 in the year ending 2002 to $293,347 for the year ending 2003 or a decrease of $119,329 or 28.92%. This was mainly due to a decrease in salary and legal expenses.

Non Operating Income: Non operating income for the year ending 2002 was $64,216
--------------------
comprised mainly of the sale of vehicles and management and consultancy fees received by Rally Partners U.S.A. Non operating income for the year ending 2003 was only $8,561.

OFF BALANCE SHEET ARRANGEMENTS

We have operating lease commitments for a sublease of land (300 ft x 300 ft) on which the construction plant will be built. In accordance with the laws of the Emirate of Abu Dhabi, the United Arab Emirates, the land on which the construction plant will be built is owned by the Abu Dhabi Municipality and is leased to Mr. Mubarak Al Ahbabi, a UAE national and the partner of City Mix LLC. It is a legal requirement in the UAE for a non-resident entity to have a UAE national in a limited liability company as a partner, otherwise no business is allowed. Subject to an agreement dated November 26, 2000, this land is subleased by Mr. Mubarak Al Ahbabi to City Mix LLC for the duration of the agreement, which is 20 years and renewed upon expiration. The Abu Dhabi Municipality issues one certificate for both lease and sublease of the land. The certificate is automatically renewed by the Abu Dhabi Municipality on an annual basis provided the annual fee is paid. The sublease amount is $13,605 per annum.

We have capital commitments for commissioning of the plant and machinery in the amount of $145,633 as at December 31, 2003.

ISSUES AND UNCERTAINTIES
------------------------

Challenges to Business Plan

In the next twelve months we will concentrate on achieving our goals in implementing our plans to commission and start up our ready-mix concrete plant in Abu Dhabi, United Arab Emirates; to commence the development, marketing and distribution, on a worldwide basis, of the American English teaching software program, and to commence production, marketing and distribution of gourmet bread products in the East Coast of the United States of America.

Each of the three activities is of equal importance to us, but our main efforts will be focused primarily on the ready-mix plant operation. Once the funds are allocated, we intend to start production and sales of concrete within 2-3 months. In this preparatory period, we will need to commission the plant, employ necessary personnel, purchase additional equipment and raw materials and establish the operation to match the production and delivery requirements of our potential customers.

The American English teaching software and gourmet bread production are relatively new areas of business for us. Nevertheless, we have put substantial effort into developing these two projects and are confident that with further concentration and necessary financial and work input we will be able to implement both projects as planned.

Restricted Cash

Our cash balance at December 31, 2003 was $717,489. Of this balance, $551,848 has been restricted by the Anglo American Bank, a Grenada Corporation (Bank). The Anglo American Bank is undergoing liquidation. In response to our enquiries concerning the safety of our funds, we received a letter dated 10/03/02 from Grenada International Financial Services Authority, a department of the Ministry of Finance of Grenada, signed by Controllers Ulric Leung-Tat and Marlon Joseph notifying us that as the controllers of the bank appointed by the Minister of Finance effective from July 23, 2002, they had frozen all known accounts of Anglo American Bank to safeguard depositors and creditors of the bank and that the situation was treated with urgency and care. Though we are quite hopeful that this issue will be successfully resolved, the actual outcome is yet uncertain.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Cash and cash equivalents as at December 31, 2003 totaled $717,489, representing a $145,123 increase from the beginning of the year. We believe that increased revenues in coming years will generate much improved cash flows allowing us to meet our on-going expenses from our revenue.

Cash generated from the operating activities has increased to $541,470 in the year ending 2003 compared to $387,205 in the year ending 2002. This was an increase of $154,265 or 39.8%. The increase was primarily attributable to the growth in truck rental income and other changes in working capital. Cash used for investing activities was $345,752 in the year ending 2003, an increase of $43,529 from the year ending 2002. Financing activities has utilized cash of $50,595 in the year ending 2003 compared to $203,399 in the year ending 2002. In 2002, our shareholders introduced additional capital over and above the bank's funding for our operation.

Management anticipates that our primary uses of capital in the future periods will be allocated to continue to satisfy borrowing obligations and for working capital purposes. Our business strategy is to increase working capital by internal growth through continued hosting of our existing customers, sale of our products, and externally through the sale of potentially dilutive securities. We may also continue to incur debt as needed to meet our operating needs.

As at December 31, 2003, the balance of our loan with the First Gulf Bank and the post dated checks discounting arrangement with HSBC Bank of Middle East in the United Arab Emirates was $287,983 as compared to $377,771 at the end of 2002. The current account balance with Anglo American Bank, a Grenada Corporation (Bank) was $551,847. The bank went into liquidation in 2002, appointed controllers and froze all the accounts of the bank to safeguard depositors and creditors of the bank. We are hopeful about a positive outcome in this situation.

We do not currently have material commitments for capital expenditures but anticipate entering into such commitments for approximately $1,900,000 to ensure the start-up and the operation of our ready-mix concrete plant and the establishment of production of gourmet bread products in the East Coast of the United States of America provided the necessary funding is raised from public investors.

In the ordinary course of business, we enter into contracts that specify that we will purchase all or a portion of our requirements of a specific product, commodity, or service from a supplier or vendor. These contracts are generally entered into in order to secure pricing or other negotiated terms. They do not specify fixed or minimum quantities to be purchased and, therefore, we do not consider them to be purchase obligations.

Management anticipates that the capital requirements for operations and development for the next twelve months for the three major projects will be $ 3,600,000, based on cash flow projections.

APPLICATION OF CRITICAL ACCOUNTING POLICIES
-------------------------------------------

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe that there are no critical accounting policies that would have a material impact on our financial presentation.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO

About Us

We are a multi-project management company. Through our wholly-owned subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own a ready-mix concrete plant. We expect that this will be one of the biggest ready-mix plants in terms of physical capacity, production technology and product quality in the United Arab Emirates.

In addition, we plan to develop, operate and distribute the following: (1) development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer; and (2) production, marketing and distribution of gourmet bread products in the East Coast of the United States of America.

Commissioning and start-up of the ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

Industry and Market

The United Arab Emirates is rapidly becoming an economic role model for the region with a business friendly environment, an open and liberal economic policy and ten years of solid GDP growth, which has averaged 5.8 per cent annually and 8% for the non-oil sector. The gross domestic product of the emirate of Abu Dhabi was $41 billion in 2002. The UAE maintained its high per capita income standing at $20,602 last year (`Abu Dhabi Economy', Issues 374-376, 2003). Direct foreign investments into the country reached $4.1 billion in the year 2000 (`Abu Dhabi Economy', Issues 359, 2002). The United Arab Emirates and the Emirate of Abu Dhabi in particular have attracted multi-billion dollar investments for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. Abu Dhabi expects local and foreign investment to invest at least $10 billion into emerging industrial zones (`Abu Dhabi Economy', Issue 381, March
2004).

The ready-mix concrete share in Abu Dhabi is expected to consume about 25% of the investment stated above. All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material.

Marketing Strategy
------------------

Our marketing strategy will focus on a number of basic principles. These are ranked in order of strategic importance for us as follows:

     o    Technology and Product Quality
     o    Selective Job Portfolio
     o    Price
     o    Promotion

Technology and Product Quality

We believe that our ready-mix plant in Abu Dhabi, once commissioned, will have certain major advantages in comparison to other ready-mix producers in the area in terms of production techniques, safety and environmental control. These advantages are based on a number of principal design elements of the production technology.

(A)  Vertical Aggregate Automatic Feed System. The plant is equipped with a
     ----------------------------------------
     feeding unit, which allows fully automatic unloading of aggregate directly from supply trucks into storage silos by means of a fast automatic vertical-type covered belt conveyors. All other ready-mix plants in Abu Dhabi do not have such a system and have to store aggregate in the open area at the site and to deliver it to silos by wheel loaders, which increases production costs.

(B) Advanced Aggregate Storage System. The plant is equipped with a fully isolated and protected aggregate storage silos, which allows for effective protection of aggregate from direct sun and other environmental impacts such as winds, rain and dust. This will provide saving energy and water consumption of up to 32%, which in turn will drastically reduce production costs.

(C) Extensive Cooling of Water. The plant incorporates an underground concrete reservoir for technology water, which, together with the two powerful water chillers, provides for a very effective temperature control at every stage of production process even without the use of an icing plant, which further reduces production costs.

(D) Concrete Recycling Unit. The plant is equipped with a special unit, which provides almost 100% utilization of concrete residues.

(E) Truck Mixer Washing Unit. This is designed to give a thorough washing of truck mixers before exiting the site and washing of truck drums before loading with concrete. Waste water is recycled and used back in the production process.

High quality of product (ready-mix concrete), which can satisfy the highest international and local standards, is provided by certain elements of technology and design. These are as follows:

     o The technology equipment of the plant is designed to provide a fully automatic and a very accurate feeding of ingredients (aggregate, cement, water and additives) into the mixing units in strict accordance with a mix design (formula), which allows us to produce high quality concrete of any type.

     o Strict temperature control at all stages of the production process and cooling of the ready-mix concrete during transportation (by means of adding ice into truck mixer drums).

     o The plant is equipped with a modern sophisticated laboratory, which allows a comprehensive quality control of ingredients and ready-mix concrete to BS and ASTM standards throughout the production process, as well as post-production tests of fresh and hardened concrete before delivery to customers. In addition, quality tests will be carried out upon delivery at the customers' sites with vis-a-vis a mobile laboratory.

Selective Job Portfolio

In our marketing activities, we will be very selective and will focus on entering into long-term relationships with reliable clients, who enjoy a very good reputation in the market regarding prompt and secured payment for the supplied concrete. Al Ain International is a potential client that is our first choice. A number of preliminary agreements have been already negotiated for the supply of City Mix's products.

Pricing

Our pricing strategy will be based on existing local market prices, which are subject to little fluctuation and thus predictable. Nevertheless, at the start-up stage and during approximately the first three operating months, product prices will be minimized to facilitate market entry and lower entry barriers. Simultaneously, we will not lower prices to an extent that would jeopardize the operating margins or lead to a price war on the market. In the beginning, we will concentrate on supplying the most widely-used types of ready-mix concrete with high market prices. Simultaneously, we plan to pursue and establish long-term relationships with suppliers of raw materials. We hope to offset our favorable receivables policy by negotiating favorable credit terms with our suppliers.

Promotion

We plan to pursue the following promotional activities:

     o Streamlined presentation of our products, technology and services to potential customers including governmental institutions;
     o    Introduction of printed advertising materials to potential customers;
     o    An aggressive Internet presence
     o Advertising in printed media and industry publications focusing on the target market segment.

Development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer

Purpose
-------

Our purpose in this area is to establish a long-term commercial presence in a growing international market - education, and to develop a number of projects and activities in this area. We plan to achieve this strategic purpose in several stages, implementation of the Language Program project being the initial stage. The project will focus on entering the international market by introducing a unique technology and products providing advanced teaching materials and education services in teaching the English language as a second language.

The teaching method and technology developed by us to be used in our software products and education services have no analogy; they provide development of most advanced teaching programs and materials for educational purposes. They also can be used to create other products and teaching materials with different areas of application capable of meeting various demands of the educational market worldwide.

Product
-------

The product offered by us is a computer software program designed for teaching foreign languages. The program is the latest development in modern teaching techniques for self-studying of foreign languages. It is a multi-purpose application designed for studying any foreign language, but we will commence the project by introducing the first edition of the program developed for self-studying of the American English as a second language.

The program is designed to teach non-English speakers the American English as a second (foreign) language, as well as to expand the vocabulary and improve general knowledge of the language of those who command the American English in one degree or another. The program is used for self-studying and ensures reliable memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 10,000 most frequently used words and word expressions. The program incorporates a combination of various techniques designed to develop all language skills: listening, speaking, reading and writing. It includes the following components:

     o    Vocabulary (English words and expressions)
     o    Translation into native language
     o    Transcription and phonetics
     o    Audio material (standard pronunciation)
     o    Video material (images)
     o    Record and playback
     o    Practical exercises
     o    Grammar
     o    Help (user manual)

The program comprises three levels of training, which provide reliable perception of the educational material and development of good command of American English. This will allow students to pass the entrance examinations at US educational institutions. The three levels are:

     o    Primary (for beginners)
     o    Intermediate
     o    Advanced (with extensive grammar)

Each level is a separate product and will be offered to customers in the form of a set of compact disks. We will start the Language Program by developing the Primary Education product.

Distinctive and Unique Features
-------------------------------

The program for teaching the American English with the help of a personal computer developed by us incorporates a number of distinctive features making it unique and having no analogy in the world. These can be summarized as follows:

     o The material (vocabulary) is placed into the student's subconscious and then, using certain techniques, the information is transferred from the subconscious into the consciousness where by means of practical exercises it is reliably and effectively memorized.
     o The material (vocabulary) is placed into the subconscious with the help of the 25th frame effect. All the vocabulary is displayed in form of images with English equivalents with frequency 25 frames per second.
     o Subconscious perception of the material is accompanied by the Mozart music, which stimulates human memory and the work of human brain as a whole. (Don Campbell: `The Mozart Effect').
     o The program trains all types of human memory and develops all language skills: listening, speaking, reading and writing.
     o Any teaching function can be utilized momentarily any time during the learning process.
     o The program is highly ergonomic and requires no other teaching instruments or materials.
     o Technology applied in the program can be used as an effective instrument in a continuous process of creating and upgrading teaching programs for studying foreign languages to any level of diversification and sophistication, as well as creating other teaching programs for any other subject, which requires reliable comprehension of large volumes of information in reasonably short time.

The program makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information takes place faster than under available learning techniques, which deal with similar volumes of information.

Marketing
---------

Our marketing efforts to promote sales of our products worldwide will be carried out in a number of regions of the world carefully selected by us based on our cooperation and relationship with key market players, as well as our own business presence in such areas. We will market and promote our software products in cooperation with reputable professional companies specializing in these activities.

In order to achieve our goals in marketing and promoting our products, we are planning to enter into dealership contracts with local market key players specializing in promotion and distribution of educational software. Negotiations are underway with a number of dealers in Russia, India and the Gulf countries. Each of the agency and dealership contracts will provide for an extensive marketing effort, including but not limited to:

     o Presentation of our products and services to potential customers including governmental and private educational institutions;
     o    Introduction of printed advertising materials to potential customers;
     o Advertising in printed media and industry publications focusing on the target market segment.

In addition, we are planning to carry out a wide advertising and promotion campaign through the Internet. For this purpose we are in the process of development of our web site dedicated to the English Learning Program. Our Internet-based marketing campaign will focus on the key principles as follows:

     o education of potential customers about the benefits and unique features of our English Learning Program;
     o    advertising publications in English and the native languages;
     o    direct sales of our educational software products;
     o    demo version with a download option;
     o    technical support

We believe that the sales of our products will be successfully ensured by the marketing activities through a network of regional agents and dealers, and our marketing campaign through the Internet based on the distinctive features of our English Learning Program described above, which make it unique, less time consuming and more effective than a large variety of similar educational software products available in the market.

License Agreement with YZ Business Consulting
---------------------------------------------

Effective July 26, 2002, we signed a license agreement with YZ Business Consulting. The License Agreement is the primary asset we are using to develop, market and distribute, on a worldwide basis, a program for teaching American English as a second language with the aid of a personal computer. Yevsey D. Zilman, our Vice President and Deputy Chairman of the Board of Directors owns YZ Business Consulting. Pursuant to the agreement, we are required to pay royalties to YZ Business Consulting as follows: 40% of the total revenues from our sales of any products, services or other activities utilizing the licensed technology only after complete recovery of all r initial stage operation costs, including legal fees, advertising and production.

Production, marketing and distribution of gourmet bread products in the East Coast of the United States of America.

We are planning to create a new baking enterprise in cooperation with Jake's Bakes Challah Works ("Jake's"), a bakery currently owned and operated by the Rusanov Corp., which is owned by our President, Y. Jacob Rusanov. Today Jake's produces, markets and distributes gourmet bread products made with a "Challah" dough base that is very delicious. During the last thirty months that Jake's has been conducting its operations, it has received great reviews and has a large following in the Northern New Jersey Suburbs. Management wants to expand production and distribution to allow consumers in NYC, Long Island, Philadelphia, Boston and other areas, an opportunity to enjoy Jake's.

Our marketing campaign to advertise and promote our gourmet bread products will be based on emphasizing and developing the achievements secured by the operation of Jake's. These can be summarized as follows.

All Jake's products bear the O.K. kosher supervision symbol, which is recognized throughout the US and the world as the strictest and most reliable such service. Jake's products not only stand up to the strictest levels of Kashruth, they are also appropriate for vegetarian, vegan and Muslim diets. Currently, Jake's products are sold in large supermarkets such as Shop Rite and Acme/Albertsons. They are also sold in smaller privately managed stores in various New Jersey communities such as Teaneck, Englewood, and Fair Lawn. Negotiations are already underway to introduce Jake's products to Pathmark, Stop & Shop, A&P and Foodtown supermarkets as well as expand the number of Shop Rite stores that carry Jake's.

Since Jake's products have a shelf life of 10 to 14 days, they can be marketed to stores in communities as far as two days driving time from the NYC area. Management feels that sales will be a function of supply. Therefore, we will focus on ensuring uninterrupted delivery of our products to customers. On a price basis, Jake's is cheaper per ounce than most competitors. On a brand recognition basis, Jake's is sold in very noticeable blue and yellow packaging.

Customers

Commissioning and start-up of the ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

The construction sector in the United Arab Emirates is the second largest industry after oil and gas. The UAE authorities, and the government of the Emirate of Abu Dhabi in particular, pursue a very aggressive policy of establishing and developing new commercial, industrial, residential and entertainment zones to attract local and foreign investments in order to ensure permanent growth of the country. All Abu Dhabi investment and construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material. The construction projects include construction of commercial and industrial infrastructure objects, residential and office buildings, and bridges

Major construction projects in Abu Dhabi are managed by private construction companies contracted by various governmental institutions such as:

     o    The Abu Dhabi Municipality
     o    The Abu Dhabi Water and Electricity Authority
     o    The Abu Dhabi Sewage Authority
     o    The Abu Dhabi Department of Public Works
     o    The Abu Dhabi Defense Ministry

There is also a large variety of private construction projects in Abu Dhabi owned by large and medium sized private companies.

All of the construction projects are normally tender-based. In upcoming years, Abu Dhabi expects local and foreign investments to invest at least $10 billion only into emerging industrial zones (`Abu Dhabi Economy', Issue 381, March
2004). The ready-mix concrete share in Abu Dhabi is expected to consume about 25% of these investments.

Our job portfolio will include supply contracts and orders from both the government and public sector. Our subsidiary, City Mix LLC, has entered into preliminary agreements for the supply of products from our ready-mix concrete plant for future construction projects of a number of project owners, such as Al Ain International Group, RAPCO (Roads and General Contracting Projects, S&H Engineering and Alwan Engineering.

Development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer

Our software product designed to teach American English as a second/foreign language to non-English speakers will be distributed to a variety of potential customers. The target audience falls into two major categories.

o Individual customers of any sex, nationality, religion, social status and profession from fourteen/fifteen years old to no upper limit of age.
o Governmental and private educational institutions, including any type of training centers, schools, colleges and universities.

Based on the fact that our product does not require any specific training means, materials or knowledge and that the learning techniques are very simple and easy-to-understand, it can be used effectively and is designed for any user.

Production, marketing and distribution of gourmet bread products in the East Coast of the United States of America.

Our target audience is the kosher and nonkosher consumers. Currently, Jake's products are sold in large supermarkets such as Shop Rite and Acme/Albertsons. They are also sold in smaller privately managed stores in various New Jersey communities such as Teaneck, Englewood, and Fair Lawn. Negotiations are already underway to introduce Jake's products to Pathmark supermarkets as well as expand the number of Shop Rite store that carry Jake's.

Since Jake's products have a shelf life of 10 to 14 days, they can be marketed to stores in communities as far as two days driving time from the NYC area. Management feels that sales will be a function of supply. Therefore,m we will focus on ensuring uninterrupted delivery of our products to customers. On a price basis, Jake's is cheaper per ounce than most competitors. On a brand recognition basis, Jake's is sold in very noticeable blue and yellow packaging.

The kosher consumer is weight conscious, as are all other consumers. We will also be offering traditional kosher favorites in "Low Carb" varieties.

How We Compete

Commissioning and start-up of the ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

Competition

A number of producers of ready mixed concrete are active in Abu Dhabi, but most of them are insignificant in terms of quality and production capacity. There are about five plants that produce quality output in terms of strict quality and uninterrupted delivery (Abu Dhabi Ready Mix, Tremix and Trans Gulf). Some of them have been in business for in excess of 10-15 years.

We believe that our ready-mix plant due to its specific and highly effective design is capable of producing the full range of high quality products at much less production costs than most of the producers in the area. Our plant's advanced aggregate storage system alone provides saving energy and water consumption of up to 32%, which will drastically reduce production costs. On the other hand, we will need a market share of only about 3% to make our operation viable and provide financial self-sufficiency and profit margins. We believe that this is very conservative as we are capable of much more favorable sales due to the unique technology, high quality of end products and expertise of production and administrative personnel to be employed using our extensive work force database.

Generally, we anticipate that based on a number of technological advantages incorporated in our plant and a balanced market entry strategy, we will be able to offer more competitive prices to customers maintaining the highest standards of quality, production capacity and delivery.

Development, marketing and distribution, on a worldwide basis, of a program for teaching American English as a second language with the aid of a personal computer

There are plenty of various software products in the international markets related to teaching foreign languages and the English language in particular. These products are manufactured and marketed by different producers and differ substantially both in terms of quality and price. It should be noted though that the educational sector is one the world's permanently growing business markets and has practically no limits in demand for effective educational material.

We believe that our ability to successfully compete on the international arena is based on the following major factors.

Unique character of our product. In our marketing campaign, we will focus on
-------------------------------
educating our potential customers about the distinctive features and benefits of our product. These include, but are not limited to the following.

     o The educational material (vocabulary) is placed into the student's subconscious with the help of the 25th frame effect and then, using certain techniques, the information is transferred from the subconscious into the consciousness where by means of practical exercises it is reliably and effectively memorized.
     o The subconscious perception of the material is accompanied by the Mozart music, which stimulates human memory and the human brain activity as a whole (Don Campbell: `The Mozart Effect').
     o The program trains all types of human memory and develops all language skills: listening, speaking, reading and writing.
     o Any teaching function can be utilized by the student momentarily at any time of the learning process.
     o The program is highly ergonomic and requires no other teaching instruments or materials.

Many of the educational software products currently available in the market do not provide for the subconscious mode of instruction. Those which do, normally require the use of additional technical means such as TV sets or overhead projectors or double-side cards. For example, the autogenic training, which requires a substantial amount of additional time and which is not effective with every individual. Our product makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information occurs incommensurately faster than under available learning techniques, offered by other products.

Balanced Marketing Strategy. We are planning to market and distribute our
---------------------------
product though a network of regional agents and dealers, who are key local market players having an extensive experience in marketing similar products. On the other hand, though our English Learning Program which provides for teaching American English to speakers of any other language, we intend to commence this project by introducing our products in such countries of the world as, Russia, Ukraine and other countries of the former Soviet Union, where the demand for educational software products designed for self-studying of foreign languages is unlimited.

Sound Price Policy. The selling prices for educational software products
------------------
currently available in the markets, which are designed for teaching foreign languages, and the English language in particular, range up to a few thousand US dollars. In order to ensure the market entry and low entry barriers into this market, we are planning to maintain the selling prices for our product in the average range of local market prices.

Production, marketing and distribution of gourmet bread products in the East Coast of the United States of America.

Management feels that the Challah/Baked goods market is worth billions of dollars a year. Management feels that sales will be a function of supply. Additionally the kosher consumer is weight conscious, as are all other consumers. Offering traditional kosher favorites in "Low Carb" varieties will be very successful.

Jake's is a relative newcomer to the kosher baked goods industry. In most stores that Jake's is sold, there are at least two other brands of products that can be categorized as "Challah". At that point, all similarities cease.

     1.   On a price basis, Jake's is cheaper per ounce than most competitors.
     2. On a taste basis, it is our opinion that Jake's beats out the competition.
     3. On a brand recognition basis, Jake's is sold in very noticeable blue and yellow packaging.

Employees

As of October 20, 2004, we have five (5) employees. We consider our relations with our employees to be good. From time to time, we also utilize services of independent contractors for specific projects or to support our research and development effort. City Mix LLC, our wholly owned subsidiary, currently has one employee, Andrey Kharlanov, its General Manager. At the same time, City Mix LLC maintains cooperation with a number of commercial, financial and legal institutions, who provide necessary personnel to satisfy City Mix LLC's operating requirements on a consulting basis. These include drivers and technicians who operate City Mix LLC's trucks, erection team, legal and financial advisors.

                             DESCRIPTION OF PROPERTY

New Jersey Corporate Headquarters: We presently utilize the home office of Eduard Klebanov located at 325 Flower Lane, Morganville, New Jersey as our corporate headquarters. Mr. Klebanov is our Vice President and Director. This is at no cost to us.

Abu Dhabi, UAE Lease: City Mix, LLC, our wholly owned subsidiary, entered into a sublease agreement with our UAE national partner/sponsor for sublease of land on which the concrete plant is constructed. The original agreement was dated November 26, 2000. Subject to this agreement, , the term of the sublease is 20 years and renewable. The sublease payment is $13,605 per year. The Abu Dhabi Municipality registers the land sublease on an annual basis after an annual registration fee is paid. The next annual registration fee will be paid in October 2004.

On July 13, 2003, we entered into a lease agreement for office space for a term commencing July 13, 2003 through July 12, 2004. The lease payment for the year was approximately $10,500. This amount was paid at the commencement of the lease. On June 9, 2004, we signed a new lease agreement for office space for the period from July 13, 2004 to July 12, 2005 with the same annual payment of approximately $10,500. The first payment of about $5,250 was made at the commencement of the new lease. The outstanding balance of about $5,250 is due in October 2004.

(I) Other Property of City Mix LLC, Abu Dhabi, United Arab Emirates
-------------------------------------------------------------------

1. Twin Type Concrete Mixing Plant `CIFAMIX 2.85' located at the City Mix LLC factory site at Mussafah, Sector M-35, Plot 31, Abu Dhabi, United Arab Emirates, comprising:

     1.1  Two (2) Mixing Units 'ROTOMIX RM 3000/2000'
     1.2  Aggregate Feeding Unit
     1.3  Aggregate Storage Unit
     1.4  Batched Aggregate Conveying Unit
     1.5  Cement Batching and Conveying Unit
     1.6  Water Batching Unit
     1.7  Liquid Additive Batching Unit
     1.8  Cement Batching and Feeding Unit (to transit mixers)
     1.9  Control Unit 'PC-BATCH'
     1.10 Cement Storage Unit with Roofing
     1.11 Concrete Reclaimer Unit 'PROJEKO'
     1.12 Concrete Quality Laboratory
     1.13 Diesel Generator `Caterpillar' Model 3306 ATAAC S.No. 8NSO123
     1.14 Diesel Generator `Caterpillar' Model 3412 S.No. 4BZ0043
     1.15 Diesel Generator `Caterpillar' Model 3412 STA S.No. 4BZ00415
     1.16 Two (2) Chillers 01 30GT11 R-22
     1.17 Thirty (30) A.C.Units

2. Readymix factory site located at Mussafah, Sector M-35, Plot 31, Abu Dhabi, United Arab Emirates, comprising:

     2.1  Mixing Plant Concrete Structural Building
     2.2  Aggregate Feeding Concrete Structural Building
     2.3  Reclaimer Unit Concrete Structural Facility
     2.4  Underground Insulated Water Storage Reservoir
     2.5  Additional Aggregate Storage Area
     2.6  Diesel Generators Room
     2.7  Electrical Room
     2.8  Transformer Unit
     2.9  Diesel Tank
     2.10 Workshop and Laboratory Building
     2.11 Office Building
     2.12 Administrative/Accommodation Building
     2.13 Transit Mixer Parking Area

3. Sixteen (16) Trucks `ASTRA' HD7 64.34 completed with Concrete Mixer Unit `C.G.I. GRANDI IMPIANTI', spare wheels, and set of accessories as follows:

     3.1 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421203, Engine 41K 4070-498771, Plate No. 73060
     3.2 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421222, Engine 41K 4070-499160, Plate No. 73062
     3.3 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421223, Engine 41K 4070-499565, Plate No. 73064
     3.4 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421224, Engine 41K 4070-499322, Plate No. 73059
     3.5 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421226, Engine 41K 4070-500492, Plate No. 73067
     3.6 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421227, Engine 41K 4070-500237, Plate No. 73054
     3.7 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421228, Engine 41K 4070-501918, Plate No. 73053
     3.8 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421231, Engine 41K 4070-501668, Plate No. 73063
     3.9 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421235, Engine 41K 4070-500379, Plate No. 73057
     3.10 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421236, Engine 41K 4070-504025, Plate No. 73061
     3.11 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421237, Engine 41K 4070-508891, Plate No. 73066

     3.12 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421239, Engine 41K 4070-506470, Plate No. 73055
     3.13 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421240, Engine 41K 4070-507301, Plate No. 73056
     3.14 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421241, Engine 41K 4070-506448, Plate No. 73142
     3.15 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421243, Engine 41K 4070-507274, Plate No. 73058
     3.16 Truck `ASTRA' HD7 64.34 - Chassis ZCNH76434AF421244, Engine 41K 4070-504358, Plate No. 73065

4.   Office Equipment and Furniture including:

     4.1  Desktop computer `Mirage'
     4.2  Laptop computer `Compaq Pressario'
     4.3  Photocopier `Olivetti'
     4.4  Two (2) printers
     4.5  Scanner
     4.6  Telephone switchboard
     4.7  10 telephone sets
     4.8  Mobile telephone
     4.9  Set of office furniture

5.   Legal ownership of 49% shareholding in City Mix LLC.

6. The exclusive rights to exercise 100% beneficial ownership of City Mix LLC, and full and exclusive rights to operate and manage the assets and business of City Mix LLC.

(II) Property of Royal Capital Management, Inc., New Jersey, USA
----------------------------------------------------------------

1.The license rights for commercial utilization of the technology for perception and memorization of information with the help of a personal computer subject to License agreement with YZ Business Consulting dated 07/26/02.

                                LEGAL PROCEEDINGS

From time to time in the normal course of business we have been involved in litigation. At present we have one on-going litigation, which involves our subsidiary, City Mix LLC. It is connected with our claims against Armitage Engineering Co., LLC ("Armitage"), the main contractor of City Mix LLC. These claims are based on the fact that Armitage failed to complete its work on time in violation of its contractual agreement as per Contract of 03/28/99 and Annex A-1 of 09/11/01 and refused to assume liabilities as stipulated by the contract. Armitage disputed the allegation of untimely performance and took a series of actions against us including locking of the City Mix LLC's factory site in order to thrust its unfair position on City Mix LLC, which resulted in substantial material damage to City Mix LLC.

City Mix LLC consulted Al Tamimi & Company, one of the leading law firms in the United Arab Emirates, who studied the situation and concluded that Armitage's actions were illegal. In response to City Mix LLC's proposal to Armitage to resolve the dispute in an amicable way, Armitage filed Case 422/02 against City Mix LLC with the Abu Dhabi Court of First Instance, Abu Dhabi, United Arab Emirates seeking recovery from City Mix LLC of $158,514 representing final payment under the contract. At the same time, Armitage continued locking the City Mix LLC's site and refused to resume and complete the contractual work or assume contractual sanctions for untimely performance. Then Cit Mix LLC was advised by its lawyers to seek in court compensation from Armitage for the damage incurred due to non-performance by Armitage of its contractual obligations and illegal locking of City Mix LLC's site, which led to the inability of City Mix LLC to operate its factory.

Therefore, City Mix LLC filed Urgent Case 72/02 against Armitage seeking to hold Armitage liable for illegal actions and to stop Armitage from locking City Mix, LLC's factory site so that City Mix LLC can use its own property. At the same time, City Mix LLC counter-sued Armitage under Case 422/02 for $739,048, daily compensation of $4,924 for loss of daily profits, and $2,449 for daily fees for a consultant.

On December 23, 2003 the Abu Dhabi Court of First Instance, Abu Dhabi, United Arab Emirates issued a judgment in case 72/02, in which it confirmed the findings of its expert Saeed Geisah, who had been appointed by the court to investigate the issue, and ruled that Armitage's action to lock City Mix LLC's factory was illegal. This judgment is now being used as evidence against Armitage in Case 422/02 where City Mix LLC counter-sued Armitage and seeks compensation from Armitage for damages incurred.

The Armitage's claim and the City Mix LLC's counter-claim in Case 422/02 are still being examined by the court. The court is expected to rule in this action sometime prior to December 2004.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.


Name                       Age         Position
Yan Jacob Rusanov          35          President
Yuli Ginzburg              67          Vice President and Chairman of the Board of Directors
Yevsey D. Zilman           60          Vice President and Deputy Chairman of the Board of Directors

Eduard Klebanov            41          Vice President and Director
Leonard Khodorovsky        52          Director

Set forth below is certain biographical information regarding our executive officers and directors:

Yan Jacob Rusanov has been our President since August 2003. Since 2001 he was the President and CEO of Jake's Bakes, a bakery located in Fair Lawn, New Jersey. He owns and operates this business. In addition to being a bread manufacturer, it is also a retailer of such products. From 1995 to 2000, Mr. Rusanov founded and ran a cosmetics manufacturing and export company called Diane Dubeau Company. It was located in Carlstadt, New Jersey. He was the Executive Vice President and Chief Operating Officer. His responsibilities included supervising shipping, warehousing, accounting, Human Resources and Management Information Systems departments as well as outside consultants. Mr. Rusanov is a graduate of Binghamton University, Binghamton, New York, where he received his Bachelor of Arts degree in History with a concentration in International Relations.

Yuli Ginzburg has been our Vice President and Chairman of the Board of Directors since January 2003. He has been our advisor in the engineering and technology areas. Mr. Ginzburg has more than 40 years experience in development and implementation of highly complex projects in electronic, chemical and paper industries. He has been an independent engineering consultant for several industrial clients since 2000. From 1983 to 2000, he was a Project Engineer with Sweitzer-Mauduit In., Inc., based in Spotswood, New Jersey. From 1965 to 1982, he was the Group Leader at the Leningrad Project Bureau, based in Leningrad, Russia. He supervised the development of new processes, equipment and machinery for the light industry. In 1959, he received a Master of Science degree in Mechanical Engineering from Technological Institute, based in Leningrad, Russia. From 1962-63, he studied Electro-Measuring Instruments at Polytechnic Institute, Leningrad, Russia. Mr. Ginzburg is a holder of 12 patents in Russia, and a trade secret in the United States.

Yevsey D. Zilman has been our Vice President and Deputy Chairman of the Board of Directors since January 2003. Mr. Zilman is an expert in development and management of technological, production processes and commercial projects. He has 30 years experience as a Technical and Administrative Manager in major governmental and commercial institutions. He has been the President, and is presently the Vice President of R.A.L.Y. Partners, Inc. where he oversees prospective commercial business project management. From 2000 to the present, Mr. Zilman has been the President of Y.Z. Business Consulting, Inc., where he provides consulting services for a variety of commercial business projects. He also has significant experience in rail shipments, production of polyetheric garment accessories, and in cryogenic engineering. In 1968, he received his Masters in Mechanical Engineering form Russian Polytechnic Institute, Novocherkassk, Russia, and completed post-graduate education at the Russian Agricultural Institute. He also holds a Russian State Patent.

Eduard Klebanov has been our Vice President and Director since January 2003. From 1998 to the present, he has been an Audit Manager at Shanholt Glassman Klein Kramer & Co., certified public accountants located in New York, New York. As an audit manager, he supervises, plans and performs certified audits, reviews and compiles engagements for medium sized public firms, with an emphasis on commercial and residential real estate. From 1990 to 1998, he was the Audit Supervisor at Ellenbogen Rubenstein Eisdorfer & Co., LLP. In 1986, he received his Bachelor of Science degree in Accounting from Brooklyn College, City University of New York.

Leonard Khodorovsky has been our director since January 2003. Since 1981, he has worked as an electrical engineer amd support maintainer for the NYC Transit Authority. His responsibilities include testing different systems of a car, locating problems, repairing and testing electrical systems, wiring and installing electrical components, running tests of subway cars, tests and repairs of electrical motors and tests and repair of temperature control systems of cars. In 1983, he received his diploma in Business Management Administration from Touro College of New York, based in New York City. In 1976, he received his Masters Degree in Telecommunication Systems from the University of Telecommunications based in Odessa, Ukraine.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2003, 2002 and 2001:

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                 Annual Compensation                   Compensation
                       ---------------------------------------   -------------------------------------------------
                                                                      Securities
                                                                                    Restricted    Securiites
Name and                                                          Other Annual      Stock         Underlying
Principal Position        Year        Salary          Bonus       Compensation      Award(s)      Options
------------------------------------------------------------------------------------------------------------------
None (1)

(1) We have paid our general manager, Andrei Kharlanov, for our wholly owned subsidiary, City Mix LLC, the sum of $4,490 per month pursuant to a contract that commenced on November 27, 2001.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2003.

                       OPTIONS GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                       Number of securities  Percent of total
                       underlying options    options granted to   Exercise or base
                       granted               employees in last    price              Expiration
Name                        (#)              fiscal year         ($/Share)           Date
------------------------------------------------------------------------------------------------

None

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2003 and held as of December 31, 2003, by the executive officer named in the Summary Compensation Table.


                                                          Number of
                                                          Securities         Value of
                                                          Underlying        Unexercised
                                                          Unexercised       In-the-Money
                                                            Options           Options
                                                           at Fiscal         at Fiscal
                                                          Year-End(#)       Year-End($)(1)
                                                         -------------      --------------
                 Shares acquired on                      Exercisable/       Exercisable/
Name                exercise (#)     Value realized ($)  Unexercisable      Unexercisable
--------------------------------------------------------------------------------------------
None

Employment Contracts

We presently do not have any employment agreements with our officers.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans

We presently do not have any stock option plans.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of October 20 , 2004, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

                              Amount and Nature
Name and Address              of Beneficial
of Beneficial Owner           Ownership              Percent        Percent
                                                     of Class (1)   of Class (2)
--------------------------------------------------------------------------------
Yan Jacob Rusanov (3)                    330,000               *             *
28-10 Fair Lawn Avenue
Fair Lawn, NJ 07410

Yevsey Zilman (4)                      7,473,790          17.54%        12.75%
182 Myrtle Ave
Mahwah, NJ 07430

Yuli Ginzburg                          6,953,800          16.32%        11.86%
4 Schindler Drive South
Old Bridge, NJ 08857

Eduard Klebanov                          150,000               *             *
325 Flower Lane
Morganville, NJ 07751

Leonard Khodorovsky                       70,000               *             *

Eugene Gurevich                        5,964,930             14%        10.17%
2-01 50th Ave., Apt 28B
Long Island City, NY 11101

Vladimir Davidov                       5,040,000          11.83%         8.60%
23 Place
Karhula Finland 48601

Andrew Kharlanov                       2,531,200           5.94%         4.31%
1101, Sultan Tower, Liwa Street
Abu Dhabi, P.O.Box 47427,
United Arab Emirates

Alexander Shishkin                     6,400,000          15.02%        10.92%
Apt. #310, 6 Bibliotechnaya,
Moscow, Russia 129090

Eugene Koupsin
15-17 Rubinsteyn Street
St. Petersburg, Russia                 3,200,000           7.51%         5.46%

Officers and Directors                14,977,590          35.16%        25.55%
as a Group (5)

* - Less than 1%

(1) percent of class before offering based on 42,600,000 shares issued and outstanding after giving effect to a 1 for 10 forward split of our shares of common stock undertaken on October 20, 2004.
(2) percent of class after offering based on 58,600,000 shares issued and outstanding, assuming the maximum offering is sold .
(3)  Includes 30,000 shares held by Tatyana Rusanov, Mr. Rusanov's wife.
(4) Includes 1,400,000 shares held by Olga Safanova, Mr. Zilman's wife; and 100,000 shares held by Mikhail Safonova, Mr. Zilman's minor son.

                                    DILUTION

As of October 20, 2004, we had issued and outstanding 42,600,000 shares of common stock. We are offering 16,000,000 shares during this offering. Therefore, the dilution tables below are based on 58,600,000 shares of our common stock issued on a fully diluted basis. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the shares after the purchase takes place. The net tangible book value of common stock is equal to stockholders' equity applicable to the common stock as shown on our balance sheet divided by the number of shares of common stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of shares may receive less than their initial investment and a present stockholder may receive more.

The following calculations assume that all of the shares we are registering are issued. Our net tangible book value as of June 30, 2004 was $2,945,325 or $0.0691 per share. The adjusted pro forma net tangible book value after this offering (assuming all of the shares are sold in the offering) will be $6,842,825 or $.1167 per share based on a per share price of $0.25.

Therefore, the increase in the net tangible book value per share attributable to the offering is $.0476. There is no minimum or maximum amount of shares that must be sold in this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $.1333 per share or approximately 46.68% of their investment assuming all of our shares offered in this prospectus are sold. The following table describes the dilution effect:

As of June 30, 2004

         Tangible book value before offering      $2,945,325
         Offering to new investors                $4,000,000
         Less expenses                            $  102,500
         Net proceeds                             $3,897,500
         Tangible book value after offering       $6,842,825
         Increase in Net Tangible Per Share       $0.0476
         Book value by old investors              $0.0691 per share
         Offering price paid by new investors     $0.25 per share
         Dilution for new investors               $0.1333 per share

                              SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 2,331,410 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 20, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                  Shares of         Percent of       Shares of                    Percent of
                                 common stock        common        common stock      Number of      shares
                                 owned prior      shares owned      to be sold      shares owned    owned
Name of selling                     to the         prior to the       in the         after the      after
stockholder                        offering         offering(1)     offering(1)     offering(1)    offering(1)
------------------------------   -----------       ----------       -----------      ---------     --------
Anna Ginzburg                   991,410               2.32%          991,410           0             0
Nikita Sukhin                    20,000               *               20,000           0             0
Mikhail Khrakovsky               10,000               *               10,000           0             0
Victoria Reznik                  10,000               *               10,000           0             0
Ilya Bykov                       20,000               *               20,000           0             0
Mark Filstein                    20,000               *               20,000           0             0
Margarita Ginzburg               10,000               *               10,000           0             0
Tatiana Klatz                    20,000               *               20,000           0             0
Julia Parsons                    50,000               *               50,000           0             0
Julie Litvinova                  10,000               *               10,000           0             0
Alla Shor                        30,000               *               30,000           0             0
Mikhail Kupsis                   10,000               *               10,000           0             0
Ekaterina Gavin                  10,000               *               10,000           0             0
Tigran Makarian                  10,000               *               10,000           0             0
Mikhail Shor                     10,000               *               10,000           0             0
Julian Parsons                   10,000               *               10,000           0             0
Elena Marcucci                   10,000               *               10,000           0             0
Boris Zavlin                     10,000               *               10,000           0             0
Larisa Garcia                    10,000               *               10,000           0             0
Walter Eizenberg                 10,000               *               10,000           0             0
Ashley Goodman                   30,000               *               30,000           0             0
Marina Ivanova                   10,000               *               10,000           0             0
Berci Cherpician                 10,000               *               10,000           0             0
Vadim Nebuchin                   10,000               *               10,000           0             0

                                       32

Yury Rubinovich                  10,000               *               10,000           0             0
Elena Smirnova                   10,000               *               10,000           0             0
Dilbar Sultanova                 10,000               *               10,000           0             0
Gla Ni                           10,000               *               10,000           0             0
Lana Koifman                     20,000               *               20,000           0             0
Igor Sluzhevsky                  20,000               *               20,000           0             0
Zhana Kvetnaya                   10,000               *               10,000           0             0
Araz Khachatrian                 20,000               *               20,000           0             0
Oksana Tkachenko                 10,000               *               10,000           0             0
Natalia Sarafanova               10,000               *               10,000           0             0
Teresa Bergstrom                 220,000              *              220,000           0             0
Galina Polina                    10,000               *               10,000           0             0
Marina Terletsky                 30,000               *               30,000           0             0
Alexander Terletsky              20,000               *               20,000           0             0
Boris Magidenko                  20,000               *               20,000           0             0
Souren Soumbatov                 20,000               *               20,000           0             0
Sonia Bromberg                   500,000              1.17%          500,000           0             0
Jacob Fortun                     20,000               *               20,000           0             0
Anna Kanevsky                    20,000               *               20,000           0             0

*-Less than 1%

                              PLAN OF DISTRIBUTION

We are offering our shares of common stock in a direct public offering basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. Therefore, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering. Our officers and directors will be the only people that will conduct the direct public offering. You will be purchasing our shares from us and not our selling security holders. They intend to offer and sell the shares in the primary offering through their business and personal contacts. They will not be paid any commissions or other expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares. Our officers and directors may not purchase shares in this offering.

Our officers and directors, are the only persons that plan to sell our common stock. They are not registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, the officers and directors (i) at the time of sale, they will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with their participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, they will not be an associated person of a broker or a dealer; (iii) pursuant to Rule 3a4-1(a)(4)(ii), the officers and directors will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; they are not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and they have not participated in, or do not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*    ordinary brokers transactions, which may include long or short sales,

* transactions involving cross or block trades on any securities or market where our common stock is trading,

* purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*    any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $102,500.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are planning to create a new baking enterprise in cooperation with Jake's Bakes Challah Works, a bakery currently owned and operated by the Rusanov Corp., which is owned by our President, Y. Jacob Rusanov.

Eduard Klebanov, our Vice President and Director, assists us with our internal bookkeeping on a consultant basis.

On July 26, 2002, we entered into a License Agreement with YZ Business Consulting. The License Agreement is the primary asset we are using to develop, market and distribute, on a worldwide basis, a program for teaching American English as a second language with the aid of a personal computer. Yevsey D. Zilman, our Vice President and Deputy Chairman of the Board of Directors owns YZ Business Consulting.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.0001 par value common stock. On October 20, 2004, we undertook a 1 for 10 forward split of our issued and outstanding stock. At October 20, 2004, we had 42,600,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are presently authorized to issue up to 10,000,000 shares of $.0001 par value preferred stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. At October 20, 2004, we had no shares of preferred stock outstanding. Such preferred shares may or may not be: issued in series, convertible into shares of common stock, redeemable by the corporation and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. In the event that some or all of the preferred stock is issued with a conversion privilege, any future conversion will cause an increase in the number of issued and outstanding shares of common stock, and may or may not have a depressive effect on the market value of the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and interim period subsequent to December 31, 2003, there have been no disagreements with Gately & Associates, LLC, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

To date, we have not hired a transfer agent. We are in the process of retaining a transfer agent.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Gately & Associates, LLC, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                              FINANCIAL STATEMENTS

We have attached to this prospectus copies of our audited financial statements as of December 31, 2003 and 2002. We have also included unaudited financial statements for the six months ended June 30, 2004 and 2003.

                          ROYAL CAPITAL MANAGEMENT INC.
                                 AND SUBSIDIARY
                          (a development stage company)

                              Financial Statements


                  For the periods ending June 30, 2004 and 2003

                                Table of Contents



                                                                   Page
                                                               -------------
Financial Statements

  Consolidated Balance Sheets                                       1
  Consolidated Statements of Operations                             2
  Consolidated Statement of stockholders Equity                     3
  Consolidated Statements of Cash Flows                             4
  Notes to Financial Statements                                     5



                                                   ROYAL CAPITAL MANAGEMENT INC.
                                                  ( A Development Stage Company)
                                                          BALANCE SHEET
                                             As of June 30, 2004 and December 31, 2003


                                                             ASSETS
                                                             ------

                                                                            June 30,                          December 31,
                                                                              2004                               2003
                                                                        -----------------                  -----------------
CURRENT ASSETS
--------------
       Cash, total restricted and unrestricted                            $      695,129                     $      717,489
       Accounts receivable, trade                                                      -                             37,320
       Deposits, advances and prepayments                                         86,216                             18,229
                                                                        -----------------                  -----------------

                  Total Current Assets                                           781,345                            773,038



       Buildings and Machinery under construction, at cost                     2,641,275                          2,637,683
       Truck rental and office equipment, net of depreciation                    523,940                            607,683
                                                                        -----------------                  -----------------

                  Total Properties                                             3,165,215                          3,245,366


       TOTAL ASSETS                                                       $    3,946,560                     $    4,018,404
                                                                        =================                  =================

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
                                              ------------------------------------


CURRENT LIABILITIES
-------------------

       Accounts payable, trade                                            $      652,959                     $      652,645
       Accruals and provisions                                                    54,666                             80,605
       Bank borrowings                                                           293,610                            287,983
                                                                        -----------------                  -----------------

                  Total current liabilities                                    1,001,235                          1,021,233



SHAREHOLDERS' EQUITY
--------------------

       Common stock - $.0001 par value;
          authorized 6,000,000 shares;
          issued and outstanding: 4,260,000 and 4,260,000                          4,260                              4,260
       Additional paid-in-capital                                              4,271,823                          4,271,823
       Accumulated deficit during Development Stage                           (1,330,758)                        (1,278,912)
                                                                        -----------------                  -----------------

                  Total shareholders' equity                                   2,945,325                          2,997,171


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $    3,946,560                     $    4,018,404
                                                                        =================                  =================




               The accompanying notes are an integral part of these consolidated financial statements.

                                                           F-1



                                                   ROYAL CAPITAL MANAGEMENT INC.
                                                  ( A Development Stage Company)
                                                     STATEMENTS OF OPERATIONS
                                          For the six months ended June 30, 2004 and 2003
                                        and for the Period From Inception (December 11, 2000)
                                                      Through June 30, 2004


                                                                                                      Period from
                                                                                                       Inception
                                                                                                        Through
                                                                      Jun. 30         Jun. 30           Jun. 30,
                                                                       2004             2003             2004
                                                                   -----------      -----------      -----------
REVENUES
--------
       Revenue, ready mix cement sales                             $        --      $        --      $        --
                                                                   -----------      -----------      -----------

       TOTAL REVENUES                                                       --               --               --
       --------------                                              -----------      -----------      -----------

COST OF SALES
-------------

        Cost of sales, ready mix cement sales                               --               --               --
                                                                   -----------      -----------      -----------

       TOTAL REVENUES                                                       --               --               --
       --------------                                              -----------      -----------      -----------


GROSS MARGIN ON SALES                                                       --               --               --
---------------------                                              -----------      -----------      -----------

EXPENSES
--------

       General and administrative                                      135,859          127,614        1,331,204
                                                                   -----------      -----------      -----------

       TOTAL EXPENSES                                                  135,859          127,614        1,331,204
       --------------                                              -----------      -----------      -----------

OPERATING INCOME (LOSS) BEFORE OTHER                                  (135,859)        (127,614)      (1,331,204)
------------------------------------                               -----------      -----------      -----------

OTHER INCOME (LOSS)
-------------------

       Truck rental income net of depreication and other costs          89,846          140,369           26,623
       Finance cost                                                    (10,056)         (19,895)        (128,352)
       Gain on disposal of equipment                                        --               --           22,055
       Other non-operating income                                        4,223               61           80,120
                                                                   -----------      -----------      -----------

       TOTAL OTHER INCOME (LOSS)                                        84,013          120,535              446
       -------------------------                                   -----------      -----------      -----------

NET INCOME (LOSS)                                                  $   (51,846)     $    (7,079)     $(1,330,758)
-----------------                                                  -----------      -----------      -----------

NET INCOME (LOSS) PER COMMON SHARE                                 $     (0.01)     $     (0.02)
----------------------------------                                 ===========      ===========
(EPS for 2002 was retroactively calculated based on the merged parent company's EPS)

WEIGHTED AVERAGE COMMON
-----------------------
   SHARES OUTSTANDING                                                4,260,000          462,353
   ------------------                                              ===========      ===========



 The accompanying notes are an integral part of these consolidated financial statements.

                                            F-2



                                                  ROYAL CAPITAL MANAGEMENT INC.
                                                 ( A Development Stage Company)
                                               STATEMENTS OF SHAREHOLDERS' EQUITY
                                                      As of June 30, 2004


                                                                                                    Accumulated
                                                                                                      Deficit
                                                                                      Additional     During the
                                                              Common Stock             Paid-In       Development      Total
                                                          Shares        Amount         Capital         Stage          Equity
                                                         ---------    -----------    -----------    -----------    -----------
Balance, December 31, 2001 (City Mix)                                 $    11,000    $ 2,355,639    $  (763,512)   $ 1,603,127

       Additional capital contributed                                                  1,878,871                     1,878,871

Net Income (Loss)                                                                                      (464,397)      (464,397)
                                                         ---------    -----------    -----------    -----------    -----------

Balance, December 31, 2002 (City Mix)                           --         11,000      4,234,510     (1,227,909)     3,017,601
                                                         ---------    -----------    -----------    -----------    -----------

       Additional capital contributed                                                     29,820                        29,820

Recapitalization of equity on exchange of assets for stock with Royal Capital
  Management, Inc. and City Mix
  on December 17, 2003:

       Balance, Royal Capital Management, Inc.:            996,000            996              4           (247)           753
       Recapitalization of prior deficit of Royal:                                          (247)           247             --
       Recapitalization of prior shares of City Mix:                      (11,000)        11,000                            --
       Shares provived for assets of City Mix:           3,200,000          3,200         (3,200)                           --
       Shares issued for services: on exhange:              64,000             64            (64)                           --


Net Income (Loss)                                                                                       (51,003)       (51,003)
                                                         ---------    -----------    -----------    -----------    -----------

Balance, December 31, 2003                               4,260,000          4,260      4,271,823     (1,278,912)     2,997,171
                                                         ---------    -----------    -----------    -----------    -----------

Net Income (Loss)                                                                                   $   (51,846)
                                                         ---------    -----------    -----------    -----------    -----------

Balance, June 30, 2004                                   4,260,000    $     4,260    $ 4,271,823    $(1,330,758)   $ 2,997,171
                                                         ---------    -----------    -----------    -----------    -----------




                        The accompanying notes are an integral part of these consolidated financial statements.

                                                                  F-3



                                                  ROYAL CAPITAL MANAGEMENT INC.
                                                 ( A Development Stage Company)
                                                   STATEMENTS OF CASH FLOWS
                                       For the six months ended June 30, 2004 and 2003
                                    and for the Period From Inception (December 11, 2000)
                                                     Through June 30, 2004


                                                                                                                   Period from
                                                                                                                    Inception
                                                                                                                     Through
                                                                                Jun. 30             Jun. 30          Jun. 30,
CASH FLOWS FROM OPERATING ACTIVITIES                                             2004                2003              2004
------------------------------------                                         -----------        -----------        -----------
       Net  (loss)                                                           $   (51,846)       $    (7,079)       $(1,330,758)

       Adjustments to reconcile net loss to net cash used in operating activities:

       Depreciation and organization costs                                        87,683             91,637            674,688
       Gain on disposal of equipment                                                  --                 --            (25,048)
       (Increase) Decrease in accounts receivable                                 37,320                 --                 --
       (Increase) Decrease in deposits, advances and prepayments                 (67,987)              (169)           (86,216)
       Increase (Decrease) in accounts payable                                       314              6,016            652,959
       Increase (Decrease) in accurals and provisions                            (25,939)            13,532             54,666
                                                                             -----------        -----------        -----------

       Net cash flows provided by (used in) operating activities                 (20,455)           103,937            (59,709)
                                                                             -----------        -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------

       Cash received from sales of property and equipment                             --                 --             28,298
       Cash paid for property and equipment equipment                             (7,532)          (105,248)        (3,843,153)
                                                                             -----------        -----------        -----------

       Net cash flows provided by (used in) investing activites                   (7,532)          (105,248)        (3,814,855)
                                                                             -----------        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

       Cash received (paid) regarding bank borrowings                              5,627           (110,430)           293,610
       Proceeds from issuance of share capital                                        --                 --          4,276,083
                                                                             -----------        -----------        -----------

       Net cash flows provided by (used in) financing activities                   5,627           (110,430)         4,569,693
                                                                             -----------        -----------        -----------

CASH RECONCILIATION
-------------------

       Net increase (decrease) in cash                                           (22,360)          (111,741)           695,129
       Cash at beginning of period, unrestricted                                 165,642             29,139                 --
       Cash at beginning of period, restricted                                   551,847            551,847                 --
                                                                             -----------        -----------        -----------
                                                                                                                   ...........
       CASH AT END OF PERIOD                                                 $   695,129        $   469,245        $   695,129
                                                                             ===========        ===========        ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

       Cash paid for interest                                                $    10,056        $    28,142
       Cash paid for income taxes                                            $        --        $        --



                            The accompanying notes are an integral part of these consolidated financial statements.

                                                                       F-4


                          ROYAL CAPITAL MANAGEMENT INC.
                                 AND SUBSIDIARY
                          (a development stage company)


                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE 1 --- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Royal Capital Management, Inc. (the "Company"), a development stage company, was established on January 11, 1994 under the laws of the State of New Jersey, a USA company. The Company is the parent company of a development stage business in the ready mix cement industry and English as a second Language Education Software. The Company has established its intended operations in the Abu Dhabi Municipality, Abu Dhabi, United Arab Emirates. For Accounting purposes, the subsidiary corporation (City Mix) is considered the accounting acquirer of the Company.

The Company also holds certain computer program technology, English as a second Language Education Software, that is being developed into Educational Software application "English as a second Language). This is intended to be a separate business from City Mix, the subsidiary.

All inter-company account balances and transactions have been eliminated in the accounting consolidation of these companies as guided by US Generally Accepted Accounting Principle under Financial Accounting Standard No. 94 "Consolidation of All Majority-Owned Subsidiaries".

The Accounting Acquirer
-----------------------

Prior to the acquisition of City Mix, the Company was a development stage corporation with nominal assets and liabilities. The owners and management of City Mix, a private development stage company, have operating control of the Company as a result of the exchange of stock. Therefore, this transaction is a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by a private company for the net monetary assets City Mix, accompanied by recapitalization of the Company. The accounting is identical to that resulting from a reverse acquisition, except no goodwill or other intangible assets are recorded. Because City Mix is essentially then treated as the acquirer for accounting purposes, the equity accounts are adjusted for the share exchange and carried forward. Prior accumulated deficits of the Company, the parent, are adjusted to additional paid in capital therefore carrying forward the accumulated deficit or earnings of City Mix, as such, the financial statements for the periods prior to the merger are those of City Mix.

Results of Operations, Liquidity, Capital Resources and Going Concern
---------------------------------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company, a development stage company, is considered to be an ongoing entity. The Company's shareholders may fund, at their discretion, any shortfalls in the Company's cash flow on a day to day basis during the time period that the Company is in the development stage. The Company may also seek both private and public debt and/or equity funding during this time period.

While in the development stage, City Mix is making use of its 16 cement mixer trucks by renting them to a single company.

Basis of Accounting
-------------------

The Company's financial statements are prepared in accordance with US Generally Accepted Accounting Principles.

Summary of Significant Accounting Policies

Use of Estimates --- Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Cash and Cash Equivalents, and Credit Risk --- For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The Company has deposits in a financial institution that does not guarantee the cash balance. The portion of the deposits in excess of $100,000 in a US institution is not subject to US FDIC insurance and represents a credit risk to the Company. At this time the Company does not have deposits in any US banking institution in excess of $100,000.

Trade Receivable --- Trade receivables are carried at anticipated realizable value. A provision is made for doubtful receivables based on a review of all outstanding amounts at the year-end. Bad debts are written off during the year in which they are identified.

Contract Receivables --- The Company follows the practice of forming formal contracts with the companies it does business under the jurisdiction of the company that is party to the contract. The Company's subsidiary is registered to do business in the jurisdiction of these contracts.

Property and Equipment --- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred, as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Revenue and Cost Recognition--- Revenues from contracts are recognized on the performance method, measured on the basis of incurred costs per contract. The cost to cost method is used because management considers it to be the best available measure of progress on these contracts.

Contract costs will include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated job profitability are recognized in the period in which the revisions are determined.

Income Taxes --- The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities for USA taxes. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign Currencies --- The Company's subsidiary operates with its functional currency in UAE Dirhams at rates ruling when entered. The translation of the financial statements is done at USD 1 = AED 3.675. The exchange rate between US dollars and UAE Dirhams are fixed, hence there are no translation adjustments. The Company uses Financial Accounting Standard No. 52 "Foreign Currency Translation" to account for foreign currencies.

NOTE 2 --- CASH AND CASH EQUIVALENTS

The Company's cash balances at June 30, 2004 and December 31, 2003 were $695,129 and $717,489, respectively. Of these balances, $551,848 has been restricted by the Anglo American Bank, a Grenada Corporation. The Anglo American Bank was an offshore bank that is undergoing a liquidation. The Company has been notified by the Minister of Finance that the issue of the bank liquidation and return of the funds to the account holders is being supervised by the Ministry.

NOTE 3 --- ACCOUNTS RECEIVABLE

Trade receivables held by the Company are from its single customer for the rental of truck mixers. For June 30, 2004 and December 31, 2003, the Company has found due to the history of the association with this customer that the balance in allowance for doubtful accounts is $0 and $0, respectively.

NOTE 4 --- PROPERTY, PLANT AND EQUIPMENT

City Mix Management Co., Inc. (the Management Company) acquired the assets and liabilities (the majority of assets held) of City Mix L.L.C. (City Mix) in a private auction on November 18, 2000. The Management Company took over the factory being setup as the previous owners could not invest further to complete the project and commence commercial production. The cost of property purchased after the auction is the purchase cost together with any incidental expenses of acquisition.

Depreciation on property, plant and equipment has been computed using the straight-line method at the annual rates estimated to write off the assets over its expected useful lives. Depreciation has not been charged on assets which have not been put to use except for truck mixers that are being rented, office furniture and office equipment in use from the date of acquisition.

                                                 June 30,           Dec. 31,
                                                   2004               2003
                                                   ----               ----

Building (20 years)                            $ 1,752,189        $ 1,749,806
Plant and Machinery (10 years)                     889,086            887,877
Truck Mixers (7 years)                           1,132,545          1,131,005
Furniture and Office Equipment (4 years)            23,991             20,850
Vehicles (4 years)                                       0                  0
Less accumulated Depreciation                     (632,596)          (544,172)

Total Property, Plant and Equipment            $ 3,165,215        $ 3,245,366
                                               -----------        -----------

NOTE 5 --- CURRENT LIABILITIES

Accruals and Provisions are generated in the normal course of its business. The
-----------------------
balance of these Accruals and Provisions at June 30, 2004 was $652,959 and at December 31, 2003 was $652,645.

Trade Payable was created to finance the purchase of cement mixer trucks in
-------------
November of 1999 with Ramoil Engineering S.r.l. (an Italy based company) for a principal balance of approximately $684,433 to be paid from operating funds when the Company commences its intended operations. At June 30, 2004 the balance was $652,959 and at December 31, 2003 the balance was $652,645 Bank Borrowings include a liability assumed by the City Mix with First Gulf Bank and an arrangement with HSBC Bank of Middle East (HSBC) to discount post dated checks. The liability assumption was created with the private auction agreement dated November 18, 2000 when the City Mix acquired the assets and liabilities of City Mix from its former shareholders. The loan carries an interest rate of 5.00%. City Mix is currently making payments, on average, in the amount of $7,000 which represents an amount of $6,000 on principal and $1,000 to the interest owed and these amounts are derived from rental income that are currently being applied on this financing. At June 30, 2004 the balance was $218,869 and at December 31, 2003 the balance of the assumed liability was $250,663. The post dated check arrangement with HSBC is derived from the discounting of checks received on the rental of trucks. The rental payments are written as post dated for a period of 90 days. HSBC then accepts these checks and loans the Company the value of the checks discounted at an annual rate of 9%. At June 30, 2004 the balance with HSBC was 74,741 and at December 31, 2003 the balance with HSBC was $37,320.

NOTE 6 --- STOCKHOLDERS EQUITY

Preferred Stock
---------------

The Company has not authorized or issued preferred stock.

Common Stock
------------

The Company has authorized 6,000,000 of common stock with a par value of $0.0001 per share. As of June 30, 2004 and December 31, 2003 the Company had issued and outstanding 4,260,000 common shares.
            -----------------------

The Subsidiary
--------------

On December 17, 2003 the Company entered into an agreement whereby the Company issued 3,200,000 common shares of stock for all of the assets of City Mix, the subsidiary. On that same date the Company issued 64,000 shares for services connected to the above exchange of stock and assets.

"City Mix" shall be considered the name of the collective subsidiary relationships of the City Mix Management Co. Inc. and City Mix L.L.C., related companies whereby the board of directors have dissolved City Mix Management simultaneously with the share and asset exchange with the parent company.

City Mix plans to complete the development stage and become the operating company in the ready mix cement industry.

The Company acquired an effective 100% interest in City Mix L.L.C. (City Mix), a development stage company through the acquisition of assets of City Mix Management Co. Inc. (the Management Company), a Grenada West Indies corporation incorporated on December 11, 2000 by the Commonwealth of London. The Management Company was created to first acquire the development stage company, City Mix, in a private auction, to raise capital for this transaction, and to make certain contractual agreements with the UAE national. On November 18, 2000 the Management Company acquired a 49% ownership of City Mix with a contractual right to exercise 100% beneficial ownership and control in City Mix pursuant to the Power of Attorney granted by agreement of the 51% owner, a UAE national. In essence the agreement states that the Management Company shall exercise 100% beneficial ownership of City Mix by virtue of a power of attorney granted to it by Mubarak Al Ahbabi, the 51% owner. Under United Arab Emirates (UAE) Commercial Companies Law being Federal Law no. (8) of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital. On April 4, 2004 the Company renewed this contract agreement with the UAE national for an additional term. The Management Company was later dissolved simultaneously with the parent Company's exchange of common shares for the assets of City Mix. The shareholders of the Management Company also became shareholders in the parent Company.

City Mix has been issued Commercial Registration Certificate No. 47837 dated November 13, 1997 and Industrial License No. 54831 dated November 13, 1997. The General Industry Corporation, Abu Dhabi, has issued industrial license 2/507 dated may 6, 2002.

NOTE 7 --- LITIGATION

From time to time in the normal course of business the Company has been involved in litigation. The Company's management has determined that past and current litigation will not have a material effect on the financial statements.

City Mix LLC vs Armitage Engineering LLC:

The basis for the dispute of City Mix LLC ("City Mix") and their main contractor Armitage Engineering Co. LLC ("Armitage") is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

City Mix tried to resolve the dispute in an amicable way but with no success, and therefore it was advised that City Mix should seek a compensation for damages and losses in court.

Currently there are two court actions related to the dispute between City Mix and Armitage.

1. Main Action 422/02, in which Armitage seeks recovery of $158,514 representing the final payment under the contract and City Mix filed a counter claim claiming compensation from Armitage for the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered.

2. Urgent Case 73/02 filed by City Mix to stop Armitage's illegal actions of locking the City Mix's factory site, preventing City Mix's subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work.

     On December 23, 2003 the court issued its judgment on this urgent case and confirmed the findings of a previously appointed expert that Armitage had in fact taken wrongful actions causing damages to City Mix. This claim is being used as evidence for the requests of compensation in the counter claim filed by City Mix in the action No. 422/02.

The Company's management feels the chances of City Mix recovering the compensation are good, however, it might be very difficult to give an estimation as to how much compensation may be awarded as this is at the discretion of the trial judge.

Judgment from the court of First Instance is expected before December 2004

NOTE 8 --- REVENUE CONTRACT

The Company holds a rental agreement contract with RMC Super Mix (RMC), a United Arab Emirates company, dated August 29, 2002 for its 16 cement trucks for a monthly rental amount of approximately $2,500 per truck. RMC provides the company 90 day post-dated checks per this agreement. The term is for each six month period renewable each six months with a 30 day termination clause. All servicing costs are the of the renter. The Company uses the services of a financial institution to advance the post dated check balance at a discounted value.

There is a concentration of risk when having only one rental contract.

NOTE 9 --- OPERATING LEASE

The Company has entered into a sub-lease agreement with the UAE national partner/sponsor for sub-lease of land on which the plant is constructed as per the side agreement dated November 26, 2000. The sub-lease amount is $13,605 per year. The lease agreement between the UAE national and Abu Dhabi Municipality for lease of this land will have to be renewed by July 5, 2004.

On July 13, 2003 the Company entered into a lease for office space for the term July 13, 2003 through July 12, 2004 in the amount of approximately $10,500 that would be paid at the beginning of the tenancy period.

NOTE 10 --- RELATED PARTY TRANSACTIONS

As per the agreement dated November 26, 2000 the UAE national sponsor is entitled to share profits at a rate of 12% of annual profits of the Company after the setoff of accumulated losses and will not share in losses. The national sponsor is the 51% owner as required in the UAE of City Mix who has given, under this contract, power of attorney to the Company for 100% effective ownership and control per this contract. The national sponsor will not be liable for any liabilities of the Company. An annual fee of approximately $41,000 for services and annual rent of approximately $13,500 for the land leased.

In 2003 the Company's subsidiary had a management and a consulting agreement with one of its shareholders, RALLY Partners, USA. This agreement was superseded by the management with Royal Capital Management, Inc. signed on January 1, 2004. Management fees for the periods ending June 30, 2004 and June 30, 2003 were $60,000 and $25,000, respectively. Consulting fees for the periods ending June 30, 2004 and June 30, 2003 were $0.00 and $29,061, respectively.

NOTE 11 --- CONCENTRATIONS OF RISK

As noted in Footnote 2, the Company has a cash balance that is at risk with regarding the restriction of use and the eventual transfer of an amount to be determined.

As noted in Footnote 10, the Company has a rental agreement with a single customer which concentrates risks associated with the contract to a single customer.

The Company is in the development stage whereby the Company needs capital to complete this stage and commence operation. There are no guarantees that the Company will be successful in raising debt or equity in the public or private market.

NOTE 12 --- INCOME TAXES

The Company located in the UAE is not required to pay taxes in that country. Should the parent Company, incorporated in the US, have income it will apply US Generally Accepted Accounting Principals regarding income taxes. The Parent Company has less than $1,000 in its net operating loss to date and has therefore determined that no deferred tax asset would be material to record. If such an asset was recorded, management would establish an allowance for the deferred tax asset as the Company may not be able to use the net operating loss in the near future.

NOTE 13 --- SIGNIFICANT EVENTS OCCURRING SUBSEQUENT TO THE BALANCE SHEET DATE

There were no significant events occurring after the balance sheet date which require disclosure in the financial statements.

                          ROYAL CAPITAL MANAGEMENT INC.
                                 AND SUBSIDIARY
                          (a development stage company)

                          Audited Financial Statements


                For the periods ending December 31, 2003 and 2002

                                Table of Contents



                                                                       Page
                                                                   -------------
Audited Financial Statements
  Report of Independent Certified Public Accountants                    1
  Consolidated Balance Sheets                                           2
  Consolidated Statements of Operations                                 3
  Consolidated Statement of stockholders Equity                         4
  Consolidated Statements of Cash Flows                                 5
  Notes to Financial Statements                                         6

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


To the Board of Directors and shareholder
Royal Capital Management, Inc.
(a development stage company)
Morganville, NJ USA


        We have audited the accompanying consolidated balance sheets of Royal Capital Management, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders equity, and cash flows for the years ended December 31, 2003, December 31, 2002, and from inception (December 11, 2000) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on the audit.

        We conducted the audit in accordance with standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Royal Capital Management as of December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years ended December 31, 2003, 2002 and from inception (December 11, 2003) through December 31, 2003 in conformity with U.S. generally accepted accounting principles.




Gately & Associates, LLC
Altamonte Springs, FL
April 15, 2004


                                                   ROYAL CAPITAL MANAGEMENT INC.
                                                  ( A Development Stage Company)
                                                           BALANCE SHEET
                                            As of December 31, 2003 and December 31, 2002


                                                             ASSETS
                                                             ------

                                                                          December 31,                        December 31,
                                                                              2003                                2002
                                                                        -----------------                  -----------------
CURRENT ASSETS
--------------
       Cash, total restricted and unrestricted                            $      717,489                     $      580,986
       Accounts receivable, trade                                                 37,320                             74,612
       Deposits, advances and prepayments                                         18,229                            343,072
                                                                        -----------------                  -----------------

                  Total Current Assets                                           773,038                            998,670



       Buildings and Machinery under construction, at cost                     2,637,683                          2,292,074
       Truck rental and office equipment, net of depreciation                    607,683                            782,359
                                                                        -----------------                  -----------------

                  Total Properties                                             3,245,366                          3,074,433


       TOTAL ASSETS                                                       $    4,018,404                     $    4,073,103
                                                                        =================                  =================

                                                LIABILITIES AND STOCKHOLDERS' EQUITY
                                                ------------------------------------

CURENT LIABILITIES
------------------

       Accounts payable, trade                                            $      652,645                     $      658,087
       Accruals and provisions                                                    80,605                             19,644
       Bank borrowings                                                           287,983                            377,771
                                                                        -----------------                  -----------------

                  Total current liabilities                                    1,021,233                          1,055,502



SHAREHOLDERS' EQUITY
--------------------

       Common stock - $.0001 par value;
          authorized 6,000,000 shares;
          issued and outstanding: 4,260,000 and 996,000                            4,260                             11,000
       Additional paid-in-capital                                              4,271,823                          4,234,510
       Accumulated deficit during Development Stage                           (1,278,912)                        (1,227,909)
                                                                        -----------------                  -----------------

                  Total shareholders' equity                                   2,997,171                          3,017,601


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $    4,018,404                     $    4,073,103
                                                                        =================                  =================




                     The accompanying notes are an integral part of these consolidated financial statements.

                                                                -2-


                                                   ROYAL CAPITAL MANAGEMENT INC.
                                                  ( A Development Stage Company)
                                                    STATEMENTS OF OPERATIONS
                                     For the twelve months ended December 31, 2003 and 2002
                                      and for the Period From Inception (December 11, 2000)
                                                    Through December 31, 2003

                                                                                                                   Period from
                                                                                                                    Inception
                                                                                                                     Through
                                                                              Dec. 31,              Dec. 31,         Dec. 31,
                                                                                2003                 2002              2003
                                                                           --------------      --------------     --------------

REVENUES
--------
       Revenue, ready mix cement sales                                     $           -       $           -      $           -
                                                                           --------------      --------------     --------------

       TOTAL REVENUES                                                                  -                   -                  -
       --------------                                                      --------------      --------------     --------------

COST OF SALES
-------------

        Cost of sales, ready mix cement sales                                          -                   -                  -
                                                                           --------------      --------------     --------------

       TOTAL REVENUES                                                                  -                   -                  -
       --------------                                                      --------------      --------------     --------------

GROSS MARGIN ON SALES                                                                  -                   -                  -
---------------------                                                      --------------      --------------     --------------


EXPENSES
--------

       General and administrative                                                293,347             412,676          1,195,345
                                                                           --------------      --------------     --------------

       TOTAL EXPENSES                                                            293,347             412,676          1,195,345
       --------------                                                      --------------      --------------     --------------

OPERATING INCOME (LOSS) BEFORE OTHER                                            (293,347)           (412,676)        (1,195,345)
------------------------------------                                       --------------      --------------     --------------

OTHER INCOME (LOSS)
-------------------

       Truck rental income net of depreciation and other costs                   273,573             (93,741)           (63,223)
       Finance cost                                                              (39,790)            (44,251)          (118,296)
       Gain on disposal of equipment                                                   -              22,055             22,055
       Other non-operating income                                                  8,561              64,216             75,897
                                                                           --------------      --------------     --------------

       TOTAL OTHER INCOME (LOSS)                                                 242,344             (51,721)           (83,567)

NET INCOME (LOSS)                                                          $     (51,003)      $    (464,397)     $  (1,278,912)
-----------------                                                          ==============      ==============     ==============

NET INCOME (LOSS) PER COMMON SHARE                                         $       (0.05)          $ (1.00)
----------------------------------                                         ==============      ==============
    (EPS for 2002 was retroactively calculated based on the merged parent company's EPS)

WEIGHTED AVERAGE COMMON
-----------------------
   SHARES OUTSTANDING                                                          1,132,000           462,353
   ------------------                                                      ==============      ==============



                     The accompanying notes are an integral part of these consolidated financial statements.

                                                                 -3-


                                                   ROYAL CAPITAL MANAGEMENT INC.
                                                  ( A Development Stage Company)
                                                STATEMENTS OF SHAREHOLDERS' EQUITY
                                                    December 31, 2003 and 2002

                                                                                                     Accumulated
                                                                                                      Deficit
                                                                                      Additional     During the
                                                                Common Stock            Paid-In      Development       Total
                                                            Shares        Amount        Capital         Stage          Equity
                                                          ---------    -----------    -----------    -----------    -----------
Balance, December 31, 2001 (City Mix)                                  $    11,000    $ 2,355,639    $  (763,512)   $ 1,603,127

       Additional capital contributed                                                   1,878,871                     1,878,871

Net Income (Loss)                                                                                       (464,397)      (464,397)
                                                          ---------    -----------    -----------    -----------    -----------

Balance, December 31, 2002 (City Mix)                            --         11,000      4,234,510     (1,227,909)     3,017,601
                                                          ---------    -----------    -----------    -----------    -----------

       Additional capital contributed                                                      29,820                        29,820

Recapitalization of equity on exchange of assets for stock with Royal Capital
  Management, Inc. and City Mix
  on December 17, 2003:

       Balance, Royal Capital Management, Inc.:             996,000            996              4           (247)           753
       Recapitalization of prior deficit of Royal:                                           (247)           247             --
       Recapitalization of prior shares of City Mix:                       (11,000)        11,000                            --
       Shares provided for assets of City Mix:            3,200,000          3,200         (3,200)                           --
       Shares issued for services: on exchange:              64,000             64            (64)                           --


Net Income (Loss)                                                                                        (51,003)       (51,003)
                                                          ---------    -----------    -----------    -----------    -----------

Balance, December 31, 2003                                4,260,000    $     4,260    $ 4,271,823    $(1,278,912)   $ 2,997,171
                                                          =========    ===========    ===========    ===========    ===========


                     The accompanying notes are an integral part of these consolidated financial statements.

                                                                 -4-


                                                   ROYAL CAPITAL MANAGEMENT INC.
                                                  ( A Development Stage Company)
                                                     STATEMENTS OF CASH FLOWS
                                     For the twelve months ended December 31, 2003 and 2002
                                      and for the Period From Inception (December 11, 2000)
                                                     Through December 31, 2003

                                                                                                                   Period from
                                                                                                                    Inception
                                                                                                                     Through
                                                                               Dec. 31,            Dec. 31,          Dec. 31,
CASH FLOWS FROM OPERATING ACTIVITIES                                             2003               2002               2003
------------------------------------                                         -----------        -----------        -----------
       Net  (loss)                                                           $   (51,003)       $  (464,397)       $(1,278,912)

       Adjustments to reconcile net loss to net cash used in operating activities:

       Depreciation and organization costs                                       174,819            183,274            587,005
       Gain on disposal of equipment                                                  --            (22,055)           (25,048)
       (Increase) Decrease in accounts receivable                                 37,292            (74,612)           (37,320)
       (Increase) Decrease in deposits, advances and prepayments                 324,843            (26,347)           (18,226)
       Increase (Decrease) in accounts payable                                    (5,442)             6,016            652,645
       Increase (Decrease) in accurals and provisions                             60,961             10,916             80,605
                                                                             -----------        -----------        -----------

       Net cash flows provided by (used in) operating activities                 541,470           (387,205)           (39,251)

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------


       Cash received from sales of property and equipment                             --             23,945             28,298
       Cash paid for property and equipment                                     (345,752)           (26,168)        (3,835,622)
                                                                             -----------        -----------        -----------

       Net cash flows provided by (used in) investing activities                (345,752)            (2,223)        (3,807,324)
                                                                             -----------        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

       Cash received (paid) regarding bank borrowings                            (80,415)        (1,675,472)           287,981
       Proceeds from issuance of share capital                                    29,820          1,878,871          4,276,083
                                                                             -----------        -----------        -----------

       Net cash flows provided by (used in) financing activities                 (50,595)           203,399          4,564,064
                                                                             -----------        -----------        -----------

CASH RECONCILIATION
-------------------

       Net increase (decrease) in cash                                           145,123           (186,029)           717,489
       Cash at beginning of period, unrestricted                                  20,519            215,168                 --
       Cash at beginniong of period, restricted                                  551,847            551,847                 --
                                                                             -----------        -----------        -----------

       CASH AT END OF PERIOD                                                 $   717,489        $   580,986        $   717,489
                                                                             ===========        ===========        ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

       Cash paid during the year for interest                                $    39,790        $    44,251
       Cash paid during the year for income taxes                            $        --        $        --



                     The accompanying notes are an integral part of these consolidated financial statements.

                                                                 -5-


                          ROYAL CAPITAL MANAGEMENT INC.
                                 AND SUBSIDIARY
                          (a development stage company)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                 (Please read the independent auditors report.)

NOTE 1 --- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     Royal Capital Management, Inc. (the "Company"), a development stage company, was established on January 11, 1994 under the laws of the State of New Jersey, a USA company. The Company is the parent company of a development stage business in the ready mix cement industry and English as a second Language Education Software. The Company has established its intended operations in the Abu Dhabi Municipality, Abu Dhabi, United Arab Emerites. For Accounting purposes, the subsidiary corporation (City Mix) is considered the accounting acquirer of the Company.

The Company also holds certain computer program technology, English as a second Language Education Software, that is being developed into Educational Software application "English as a second Language). This is intended to be a separate business from City Mix, the subsidiary.

All inter-company account balances and transactions have been eliminated in the accounting consolidation of these companies as guided by US Generally Accepted Accounting Principle under Financial Accounting Standard No. 94 "Consolidation of All Majority-Owned Subsidiaries".

The Accounting Acquirer
-----------------------

Prior to the acquisition of City Mix, the Company was a development stage corporation with nominal assets and liabilities. The owners and management of City Mix, a private development stage company, have operating control of the Company as a result of the exchange of stock. Therefore, this transaction is a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by a private company for the net monetary assets City Mix, accompanied by recapitalization of the Company. The accounting is identical to that resulting from a reverse acquisition, except no goodwill or other intangible assets are recorded. Because City Mix is essentially then treated as the acquirer for accounting purposes, the equity accounts are adjusted for the share exchange and carried forward. Prior accumulated deficits of the Company, the parent, are adjusted to additional paid in capital therefore carrying forward the accumulated deficit or earnings of City Mix, as such, the financial statements for the periods prior to the merger are those of City Mix.

Results of Operations, Liquidity, Capital Resources and Going Concern
---------------------------------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company, a development stage company, is considered to be an ongoing entity. The Company's shareholders may fund, at their discretion, any shortfalls in the Company's cash flow on a day to day basis during the time period that the Company is in the development stage. The Company may also seek both private and public debt and/or equity funding during this time period.

While in the development stage, City Mix is making use of its 16 cement mixer trucks by renting them to a single company.

Basis of Accounting
-------------------

The Company's financial statements are prepared in accordance with US Generally Accepted Accounting Principles.

Summary of Significant Accounting Policies

Use of Estimates --- Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Cash and Cash Equivalents, and Credit Risk --- For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The Company has deposits in a financial institution that does not guarantee the cash balance. The portion of the deposits in excess of $100,000 in a US institution is not subject to US FDIC insurance and represents a credit risk to the Company. At this time the Company does not have deposits in any US banking institution in excess of $100,000.

Trade Receivable --- Trade receivables are carried at anticipated realizable value. A provision is made for doubtful receivables based on a review of all outstanding amounts at the year-end. Bad debts are written off during the year in which they are identified.

Contract Receivables --- The Company follows the practice of forming formal contracts with the companies it does business under the jurisdiction of the company that is party to the contract. The Company's subsidiary is registered to do business in the jurisdiction of these contracts.

Property and Equipment --- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred, as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Revenue and Cost Recognition--- Revenues from contracts are recognized on the performance method, measured on the basis of incurred costs per contract. The cost to cost method is used because management considers it to be the best available measure of progress on these contracts.

Contract costs will include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated job profitability are recognized in the period in which the revisions are determined.

Income Taxes --- The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities for USA taxes. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign Currencies --- The Company's subsidiary operates with its functional currency in UAE Dirhams at rates ruling when entered. The translation of the financial statements is done at USD 1 = AED 3.675. The exchange rate between US dollars and UAE Dirhams are fixed, hence there are no translation adjustments. The Company uses Financial Accounting Standard No. 52 "Foreign Currency Translation" to account for foreign currencies.

NOTE 2 --- CASH AND CASH EQUIVALENTS

The Company's cash balances at December 31, 2003 and 2002 were $717,489 and $580,986, respectively. Of these balances, $551,848 has been restricted by the Anglo American Bank, a Grenada Corporation. The Anglo American Bank was an offshore bank that is undergoing a liquidation. The Company has been notified by the Minister of Finance that the issue of the bank liquidation and return of the funds to the account holders is being supervised by the Ministry.

NOTE 3 --- ACCOUNTS RECEIVABLE

Trade receivables held by the Company are from its single customer for the rental of truck mixers. For December 31, 2003 and 2002, the Company has found due to the history of the association with this customer that the balance in allowance for doubtful accounts is $0 and $0, respectively.

NOTE 4 --- PROPERTY, PLANT AND EQUIPMENT

City Mix Management Co., Inc. (the Management Company) acquired the assets and liabilities (the majority of assets held) of City Mix L.L.C. (City Mix) in a private auction on November 18, 2000. The Management Company took over the factory being setup as the previous owners could not invest further to complete the project and commence commercial production. The cost of property purchased after the auction is the purchase cost together with any incidental expenses of acquisition.

Depreciation on property, plant and equipment has been computed using the straight-line method at the annual rates estimated to write off the assets over its expected useful lives. Depreciation has not been charged on assets which have not been put to use except for truck mixers that are being rented, office furniture and office equipment in use from the date of acquisition.

                                                   2003              2002
                                                   ----              ----
Building (20 years)                            $ 1,749,806        $ 1,409,558
Plant and Machinery (10 years)                     887,877            882,516
Truck Mixers (7 years)                           1,131,005          1,131,005
Furniture and Office Equipment (4 years)            20,850             20,707
Vehicles (4 years)                                       0                  0
Less accumulated Depreciation                     (544,172)          (369,353)

Total Property, Plant and Equipment            $ 3,245,366        $ 3,074,433
                                               -----------        -----------

NOTE 5 --- CURRENT LIABILITIES

Accruals and Provisions are generated in the normal course of its business. The
-----------------------
balance of these Accruals and Provisions for the years ending December 31, 2003 and 2002 were $652,645 and $658,087, respectively.

Trade Payable was created to finance the purchase of cement mixer trucks in
-------------
November of 1999 with Ramoil Engineering S.r.l. (an Italy based company) for a principal balance of approxametly $684,433 to be paid from operating funds when the Company commences its intended operations. For the years ending December 31, 2003 and 2002 the balances were $652,645 and $658,087.

Bank Borrowings include a liability assumed by the City Mix with First Gulf Bank
---------------
and an arrangement with HSBC Bank of Middle East (HSBC) to discount post dated checks. The liability assumption was created with the private auction agreement dated November 18, 2000 when the City Mix acquired the assets and liabilities of City Mix from its former shareholders. The loan carries an interest rate of 5.00%. City Mix is currently making payments, on average, in the amount of $7,000 which represents an amount of $6,000 on principal and $1,000 to the interest owed and these amounts are derived from rental income that are currently being applied on this financing. For the years ending December 31, 2003 and 2002 the balance of the assumed liability were $250,663 and $303,159, respectively. The post dated check arrangement with HSBC is derived from the discounting of checks received on the rental of trucks. The rental payments are written as post dated for a period of 90 days. HSBC then accepts these checks and loans the Company the value of the checks discounted at an annual rate of 9%. For the years ending December 31, 2003 and 2002 balance with HSBC were $37,320 and 74,612, respectively.

NOTE 6 --- STOCKHOLDERS EQUITY

Preferred Stock
---------------

The Company has not authorized or issued preferred stock.

Common Stock
------------

The Company has authorized 6,000,000 of common stock with a par value of $0.0001 per share. As of December 31, 2003 the Company had issued and outstanding 4,260,000 common shares.
-----------------------

The Subsidiary
--------------

On December 17, 2003 the Company entered into an agreement whereby the Company issued 3,200,000 common shares of stock for all of the assets of City Mix, the subsidiary. On that same date the Company issued 64,000 shares for services connected to the above exchange of stock and assets.

"City Mix" shall be considered the name of the collective subsidiary relationships of the City Mix Management Co. Inc. and City Mix L.L.C., related companies whereby the board of directors have dissolved City Mix Management simultaneously with the share and asset exchange with the parent company.

City Mix plans to complete the development stage and become the operating company in the ready mix cement industry.

The Company acquired an effective 100% interest in City Mix L.L.C. (City Mix), a development stage company through the acquisition of assets of City Mix Management Co. Inc. (the Management Company), a Grenada West Indies corporation incorporated on December 11, 2000 by the Commonwealth of London. The Management Company was created to first acquire the development stage company, City Mix, in a private auction, to raise capital for this transaction, and to make certain contractual agreements with the UAE national. On November 18, 2000 the Management Company acquired a 49% ownership of City Mix with a contractual right to exercise 100% beneficial ownership and control in City Mix pursuant to the Power of Attorney granted by agreement of the 51% owner, a UAE national. In essence the agreement states that the Management Company shall exercise 100% beneficial ownership of City Mix by virtue of a power of attorney granted to it by Mubarak Al Ahbabi, the 51% owner. Under United Arab Emerites (UAE) Commercial Companies Law being Federal Law no. (8) of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital. On April 4, 2004 the Company renewed this contract agreement with the UAE national for an additional term. The Management Company was later dissolved simultaneously with the parent Company's exchange of common shares for the assets of City Mix. The shareholders of the Management Company also became shareholders in the parent Company.

City Mix has been issued Commercial Registration Certificate No. 47837 dated November 13, 1997 and Industrial License No. 54831 dated November 13, 1997. The General Industry Corporation, Abu Dhabi, has issued industrial license 2/507 dated may 6, 2002.

NOTE 7 --- LITIGATION

From time to time in the normal course of business the Company has been involved in litigation. The Company's management has determined that past and current litigation will not have a material effect on the financial statements.

City Mix LLC vs Armitage Engineering LLC:

The basis for the dispute of City Mix LLC ("City Mix") and their main contractor Armitage Engineering Co. LLC ("Armitage") is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

City Mix tried to resolve the dispute in an amicable way but with no success, and therefore it was advised that City Mix should seek a compensation for damages and losses in court.

Currently there are two court actions related to the dispute between City Mix and Armitage.

1. Main Action 422/02, in which Armitage seeks recovery of $158,514 representing the final payment under the contract and City Mix filed a counter claim claiming compensation from Armitage for the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered.

2. Urgent Case 73/02 filed by City Mix to stop Armitage's illegal actions of locking the City Mix's factory site, preventing City Mix's subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work.

     On December 23, 2003 the court issued its judgment on this urgent case and confirmed the findings of a previously appointed expert that Armitage had in fact taken wrongful actions causing damages to City Mix. This claim is being used as evidence for the requests of compensation in the counter claim filed by City Mix in the action No. 422/02.

The Company's management feels the chances of City Mix recovering the compensation are good, however, it might be very difficult to give an estimation as to how much compensation may be awarded as this is at the discretion of the trial judge.

Judgment from the court of First Instance is expected before December 2004

NOTE 8 --- REVENUE CONTRACT

The Company holds a rental agreement contract with RMC Super Mix (RMC), a United Arab Emirates company, dated August 29, 2002 for its 16 cement trucks for a monthly rental amount of approximately $2,500 per truck. RMC provides the company 90 day post-dated checks per this agreement. The term is for each six month period renewable each six months with a 30 day termination clause. All servicing costs are the of the renter. The Company uses the services of a financial institution to advance the post dated check balance at a discounted value.

There is a concentration of risk when having only one rental contract.

NOTE 9 --- OPERATING LEASE

The Company has entered into a sub-lease agreement with the UAE national partner/sponsor for sub-lease of land on which the plant is constructed as per the side agreement dated November 26, 2000. The sub-lease amount is $13,605 per year. The lease agreement between the UAE national and Abu Dhabi Municipality for lease of this land will have to renewed by July 5, 2004.

On July 13, 2003 the Company entered into a lease for office space for the term July 13, 2003 through July 12, 2004 in the amount of approximately $10,500 that would be paid at the beginning of the tenancy period.

NOTE 10 --- RELATED PARTY TRANSACTIONS

As per the agreement dated November 26, 2000 the UAE national sponsor is entitled to share profits at a rate of 12% of annual profits of the Company after the setoff of accumulated losses and will not share in losses. The national sponsor is the 51% owner as required in the UAE of City Mix who has given, under this contract, power of attorney to the Company for 100% effective ownership and control per this contract. The national sponsor will not be liable for any liabilities of the Company. An annual fee of approximately $41,000 for services and annual rent of approximately $13,500 for the land leased.

The Company's subsidiary has a management and a consulting agreement with one of its shareholders, RALLY Partners, USA. Management fees for the years ending December 31, 2003 and 2002 were $29,142 and $55,000, respectively. Consulting fees for the years ending December 31, 2003 and 2002 were $42,161 and $0, respectively.

On January 5, 2004, Royal Capital Management, Inc. entered into a management agreement with City Mix, LLC.

NOTE 11 --- CONCENTRATIONS OF RISK

As noted in Footnote 2, the Company has a cash balance that is at risk with regarding the restriction of use and the eventual transfer of an amount to be determined.

As noted in Footnote 10, the Company has a rental agreement with a single customer which concentrates risks associated with the contract to a single customer.

The Company is in the development stage whereby the Company needs capital to complete this stage and commence operation. There are no guarantees that the Company will be successful in raising debt or equity in the public or private market.

NOTE 12 --- INCOME TAXES

The Company located in the UAE is not required to pay taxes in that country. Should the parent Company, incorporated in the US, have income it will apply US Generally Accepted Accounting Principals regarding income taxes. The Parent Company has less than $1,000 in its net operating loss to date and has therefore determined that no deferred tax asset would be material to record. If such an asset was recorded, management would establish an allowance for the deferred tax asset as the Company may not be able to use the net operating loss in the near future.

NOTE 13 --- SIGNIFICANT EVENTS OCCURRING SUBSEQUENT TO THE BALANCE SHEET DATE

There were no significant events occurring after the balance sheet date which require disclosure in the financial statements.

                         ROYAL CAPITAL MANAGEMENT, INC.

                        16,000,000 Shares of Common Stock
            2,331,410 Selling Security Holder Shares of Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                     PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

The General Corporation Law of the State of New Jersey expressly authorizes a New Jersey corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Neither the articles of incorporation nor the Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy about indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by New Jersey General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee                  $     581
Legal fees and expenses (1)           $  50,000
Accounting fees and expenses (1)      $  25,000
Miscellaneous and Printing fees(1)    $  26,919
                                      ----------
Total (1)                             $ 102,500
                                      ==========

(1) Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On May 9, 2002, we issued 5,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.50. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 3,000 shares of our restricted common stock to Alla Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.30. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Shor had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 1,000 shares of our restricted common stock to Boris Zavlin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.10. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zavlin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zavlin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 1,000 shares of our restricted common stock to Mikhail Khrakovsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Khrakovsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khrakovsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 3,000 shares of our restricted common stock to Marina Terletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.30. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Terletsky had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 7,000 shares of our restricted common stock to Leonard Khodorovsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.70. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Khodorovsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khodorovsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 242,900 shares of our restricted common stock to Yuli Ginzburg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or $24.29. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 149,379 shares of our restricted common stock to Yevsey Zilman in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001 per share or $14.94. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 140,000 shares of our restricted common stock to Olga Savanova in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or $14.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Safanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Safanova had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 168,653 shares of our restricted common stock to Eugene Gurevich in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or $16.86. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 60,927 shares of our restricted common stock to Vera Shatokhina in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001 per share or $6.09. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Shatokhina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Shatokhina had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 22,000 shares of our restricted common stock to Teresa Bergstrom in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $..0001per share or $2.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Bergstrom was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bergstrom had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 50,000 shares of our restricted common stock to Sonia Bromberg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or $5.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Bromberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bromberg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 2,000 shares of our restricted common stock to Nikita Sukhin in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sukhin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sukhin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 1,000 shares of our restricted common stock to Margarita Ginzburg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.0001per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ginzburg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 2,000 shares of our restricted common stock to Anna Kanevsky in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $..0001per share or $.20. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Kanevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kanevsky had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 3,000 shares of our restricted common stock to Ashley Goodman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.30. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Goodman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Goodman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Walter Eizenberg in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Eizenberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Eizenberg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Zhana Kvetnaya in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Kvetnaya was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kvetnaya had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Galina Polina in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Polina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Polina had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 2,000 shares of our restricted common stock to Araz Khachatrian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Khachatrian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khachatrian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 2,000 shares of our restricted common stock to Mark Filstein in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Filstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Filstein had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Marina Ivanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ivanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ivanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Vadim Nebuchin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Nebuchin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Nebuchin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 2,000 shares of our restricted common stock to Ilya Bykov in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Bykov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bykov had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 2,000 shares of our restricted common stock to Tatiana Klatz in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Klatz was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Klatz had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 1,000 shares of our restricted common stock to Tigran Makarian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Makarian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Makarian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Natalia Sarafanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Sarafanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sarafanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Dilbar Sultanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Sultanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sultanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Oksana Tkachenko in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Tkachenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Tkachenko had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Elena Marcucci in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Marcucci was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Marcucci had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Julie Litvinova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ltvinova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Litvinova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Ekaterina Gavin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Gavin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Gavin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Elena Smirnova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Smirnova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Smirnova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Larisa Garcia in consideration for services rendered with the analysis of our English language software. The issuance was valued at $..0001per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Garcia was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Garcia had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 2,000 shares of our restricted common stock to Lana Koifman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Koifman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Koifman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Victoria Reznik in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Reznik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Reznik had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Berci Cherpician in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Cherpician was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Cherpician had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Yury Ribinovich in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ribinovich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ribinovich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Mikhail Kupsis in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kupsis was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kupsis had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 1,000 shares of our restricted common stock to Mikhail Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.10. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 2,000 shares of our restricted common stock to Alexander Terletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Terletsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 2,000 shares of our restricted common stock to Igor Sluzhevsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sluzhevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sluzhevsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 10,000 shares of our restricted common stock to Mikhail Safanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $1.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Safanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Safanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,000 shares of our restricted common stock to Souren Sombatov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sombatov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sombatov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,000 shares of our restricted common stock to Jacob Fortun in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Fortun was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fortun had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 3,000 shares of our restricted common stock to Tatyana Rusanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.30. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Rusanov had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 15,000 shares of our restricted common stock to Eduard Klebanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.15. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Klebanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Klebanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 30,000 shares of our restricted common stock to
Y. Jacob Rusanov in consideration for services rendered to us assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.30. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Rusanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,000 shares of our restricted common stock to Boris Magidenko in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.0001 per share or $.20. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Magidenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Magidenko had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 427,840 shares of our restricted common stock to Eugene Gurevich in consideration for the share exchange with City Mix, LLC, our wholly owned subsidiary. The issuance was valued at $.0001 per share or $42.78. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 154,560 shares of our restricted common stock to Shatokhina Vera in consideration for the share exchange with City Mix, LLC, our wholly owned subsidiary. The issuance was valued at $.0001 per share or $15.46. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Vera was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Vera had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 448,000 shares of our restricted common stock to Yevsey Zilman in consideration for the share exchange with City Mix, LLC, our wholly owned subsidiary. The issuance was valued at $.0001 per share or $44.80. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 452,480 shares of our restricted common stock to Yuli Ginzburg in consideration for the share exchange with City Mix, LLC, our wholly owned subsidiary. The issuance was valued at $.0001 per share or $45.25. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 504,000 shares of our restricted common stock to Vladimir Davidov in consideration for the share exchange with City Mix, LLC, our wholly owned subsidiary. The issuance was valued at $.0001 per share or $50.40. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Davidov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Davidov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 253,120 shares of our restricted common stock to Anrew Kharlanov in consideration for the share exchange with City Mix, LLC, our wholly owned subsidiary. The issuance was valued at $.0001 per share or $25.31. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Karlanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Karlanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 640,000 shares of our restricted common stock to Alexander Shishkin in consideration for the share exchange with City Mix, LLC, our wholly owned subsidiary. The issuance was valued at $.0001 per share or $64.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Shishkin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shishkin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 320,000 shares of our restricted common stock to Eugene Koupsin in consideration for the share exchange with City Mix, LLC, our wholly owned subsidiary. The issuance was valued at $.0001 per share or $32.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kuopsin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kuopsin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:



EXHIBIT           DESCRIPTION

3.1               Articles of Incorporation of Royal Capital Management, Inc.
                  and Amendments
3.2               By-Laws
5.1               Opinion and Consent of Anslow & Jaclin, LLP
10.1              License Agreement dated July 26, 2002 between us and YZ
                  Business Consulting
23.1              Consent of Gately & Associates, LLC, independent auditors
24.1              Power of Attorney (included on signature page of Registration
                  Statement)

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)  Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlboro, State of New Jersey, on the 26rg day of October 2004.

                         ROYAL CAPITAL MANAGEMENT, INC.


                         By:/S/ YAN JACOB RUSANOV
                         -------------------------
                                YAN JACOB RUSANOV
                                President



                                POWER OF ATTORNEY

The undersigned directors and officers of Royal Capital Management, Inc. hereby constitute and appoint Yan Jacob Rusanov, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                           TITLE                                DATE
/S/ YAN JACOB RUSANOV     President and Principal Executive Officer     October 26, 2004
--------------------
YAN JACOB RUSANOV

/S/ YULI GINZBURG         Vice President, Principal Financial Officer   October 26, 2004
--------------------      and Chairman of the Board of Directors
YULI GINZBURG

/S/ YEVSEY D. ZILMAN      Vice President and Deputy                     October 26, 2004
--------------------      Chairman of the Board of Directors
YEVSEY D. ZILMAN

/S/ EDUARD KLEBANOV
----------------------    Director                                      October 26, 2004
EDUARD KLEBANOV

/S/ LEONARD KHODOROVSKY
----------------------    Director                                      October 26, 2004
LEONARD KHODOROVSKY

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